Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	July 19, 2016
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Second Quarter 2016 Net Income, an Increase of 14% Over Prior Year, and Year-to-Date 2016 Net Income of $99.2 million, an Increase of 20% Over Prior Year

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $50.0 million or $0.90 per diluted common share for the second quarter of 2016 compared to net income of $49.1 million or $0.90 per diluted common share for the first quarter of 2016 and $43.8 million or $0.85 per diluted common share for the second quarter of 2015. The Company recorded net income of $99.2 million or $1.80 per diluted common share for the first six months of 2016 compared to net income of $82.9 million or $1.61 per diluted common share for the same period of 2015.

Highlights compared with the First Quarter of 2016 *:

•	Total assets increased by 16% on an annualized basis to $24.4 billion.

•	Total loans, excluding covered loans and mortgage loans held-for-sale, increased by $728 million, or 17% on annualized basis, to $18.2 billion.

•	Total deposits increased by $825 million, or 17% on an annualized basis, to $20.0 billion. Non-interest bearing deposit accounts comprise 27% of total deposits.

•	Mortgage banking revenue increased $15.1 million to $36.8 million.

•
Fees from covered call options increased $2.9 million to $4.6 million. Additionally, gains on investment securities increased $115,000 to $1.4 million. Included in the second quarter gains on investment securities was $912,000 recognized on securities called as part of the Company's written call option strategy, which was partially offset by a reduction to interest income from approximately $316,000 of accelerated premium amortization on the called mortgage backed securities.

•	Net overhead ratio decreased to 1.46% from 1.49% remaining below our stated goal of 1.50%.

•
Non-performing loans as a percentage of total loans, excluding covered loans, decreased to 0.48% from 0.51% and the allowance for loan losses as a percentage of total non-performing loans, excluding covered loans, increased to 130% from 123%.

•	Completed a public offering of 3,000,000 shares of common stock resulting in net proceeds of $152.8 million.

•	Net interest income increased $3.8 million primarily as a result of earning assets growth, partially offset by a 5 basis point reduction in net interest margin.

•	Acquisition and non-operating charges increased $963,000 to $1.2 million for the second quarter.

* See "Supplemental Financial Measures/Ratios" on pages 10-11 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “The second quarter results reflected the strength of the internal growth engine at Wintrust as we recorded just under $1 billion of organic asset growth. The results also reflect our commitment to grow into our infrastructure while controlling operating expenses as our net overhead ratio dropped to 1.46% for the quarter, well on our way to being under the goal of 1.50% for the entire year. Our record level of net income in the second quarter is attributable to both our growth and a very strong residential mortgage banking environment. Given the economic volatility experienced during the quarter, we are pleased with this quarter's results and the year-to-date results."

Mr. Wehmer continued, “We experienced strong loan growth among our various loan categories, specifically the commercial, commercial real estate and premium finance receivables portfolios. As a result, the Company grew total loans, excluding covered loans and mortgages held-for-sale, by $728 million in the second quarter. The increased loan volumes offset compression in the net interest margin during the quarter due to lower accretion on purchased loans and a reduction in yield on liquidity management assets, resulting in an increase in net interest income of $3.8 million. Our loan pipelines remain consistently strong. Strong deposit growth continued in the second quarter of 2016 as total deposits increased $825 million and exceeded $20 billion as of the end of the second quarter. Demand deposits accounted for $162 million of this increase and comprise 27% of our overall deposit base."

Commenting on credit quality, Mr. Wehmer noted, “Credit quality metrics remained stable during the second quarter as total non-performing assets, excluding covered assets, decreased with the allowance for loan losses, excluding covered loans, exhibiting greater coverage for these non-performing credits. During the second quarter of 2016, the Company has continued its practice of timely addressing and resolving non-performing credits. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, “The wealth management business units continued their growth with record fee income during the second quarter of 2016. The mortgage banking business unit's contribution to net income increased during the second quarter as mortgage banking revenue totaled $36.8 million, an increase of $15.1 million compared to the first quarter of 2016. The increased revenue from the first quarter of 2016 resulted from growth in origination volumes to $1.2 billion during the second quarter of 2016 compared to $736.6 million during the first quarter of 2016. The increased volume is the result of higher purchase originations during the traditional spring purchase market as purchases represented 65% of volume for the second quarter of 2016. Our mortgage loan pipelines remain strong. We believe that our mortgage banking business remains well positioned for growth both organically and through acquisitions."

Turning to the future, Mr. Wehmer stated, “As in the past, Wintrust continues to take a determined approach to achieve our main objectives of growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value. We expect our wealth management and mortgage banking business units to continue their strong performance from the second quarter. Loan growth at the end of the current quarter should provide added momentum heading into the next quarter with period-end loan balances exceeding the second quarter average by approximately $500 million. Additionally, in the third quarter of 2016, we expect to complete the previously announced acquisition of certain performing loans from an affiliate of GE Capital Franchise Finance. Also, the previously announced acquisition of First Community Financial Corporation located in Elgin, Illinois is expected to be completed by late third quarter or early fourth quarter of 2016. Net proceeds from the common stock offering during the second quarter of 2016 will provide support for these acquisitions and our continued growth. All of these aspects result in great momentum without a commensurate increase in expense as we enter the second half of the year. Evaluating strategic acquisitions and organic branch growth will continue to be a part of our overall growth strategy with the goal of becoming Chicago’s bank and Wisconsin’s bank. Our opportunities for both internal growth and external growth remain consistently strong."

The graphs below illustrate certain highlights of the second quarter of 2016.

Net income presented above includes acquisition and non-operating charges totaling $1.1 million in the second quarter of 2015, $5.7 million in the third quarter of 2015, $6.5 million in the fourth quarter of 2015, $286,000 in the first quarter of 2016 and $1.2 million in the second quarter of 2016.

Wintrust’s key operating measures and growth rates for the second quarter of 2016, as compared to the sequential and linked quarters, are shown in the table below:

				% or(3) basis point (bp)change from 1st Quarter 2016		% or basis point (bp) change from 2nd Quarter 2015
	Three Months Ended
(Dollars in thousands)	June 30, 2016	March 31, 2016	June 30, 2015
Net income	$50,041	$49,111	$43,831	2%		14%
Net income per common share – diluted	$0.90	$0.90	$0.85	—%		6%
Net revenue (1)	$260,069	$240,261	$233,905	8%		11%
Net interest income	$175,270	$171,509	$156,892	2%		12%
Net overhead ratio (2)	1.46%	1.49%	1.53%	(3)	bp	(7)	bp
Return on average assets	0.85%	0.86%	0.87%	(1)	bp	(2)	bp
Return on average common equity	8.43%	8.55%	8.38%	(12)	bp	5	bp
Return on average tangible common equity	11.12%	11.33%	10.86%	(21)	bp	26	bp
At end of period
Total assets	$24,420,616	$23,488,168	$20,790,202	16%		17%
Total loans, excluding loans held-for-sale, excluding covered loans	18,174,655	17,446,413	15,513,650	17%		17%
Total loans, including loans held-for-sale, excluding covered loans	18,728,911	17,760,967	16,010,933	22%		17%
Total deposits	20,041,750	19,217,071	17,082,418	17%		17%
Total shareholders’ equity	2,623,595	2,418,442	2,264,982	34%		16%

(1)	Net revenue is net interest income plus non-interest income.

(2)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(3)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s web site at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Six Months Ended
(Dollars in thousands, except per share data)	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Selected Financial Condition Data (at end of period):
Total assets	$24,420,616	$23,488,168	$20,790,202
Total loans, excluding loans held-for-sale and covered loans	18,174,655	17,446,413	15,513,650
Total deposits	20,041,750	19,217,071	17,082,418
Junior subordinated debentures	253,566	253,566	249,493
Total shareholders’ equity	2,623,595	2,418,442	2,264,982
Selected Statements of Income Data:
Net interest income	$175,270	$171,509	$156,892	$346,779	308,783
Net revenue (1)	260,069	240,261	233,905	500,330	450,337
Net income	50,041	49,111	43,831	99,152	82,883
Net income per common share – Basic	$0.94	$0.94	$0.89	$1.88	$1.68
Net income per common share – Diluted	$0.90	$0.90	$0.85	$1.80	$1.61
Selected Financial Ratios and Other Data:
Performance Ratios:
Non-interest income to average assets	1.44%	1.21%	1.52%	1.32%	1.43%
Non-interest expense to average assets	2.89%	2.70%	3.06%	2.80%	3.04%
Net overhead ratio (3)	1.46%	1.49%	1.53%	1.48%	1.61%
Return on average assets	0.85%	0.86%	0.87%	0.85%	0.83%
Return on average common equity	8.43%	8.55%	8.38%	8.49%	8.02%
Return on average tangible common equity (2)	11.12%	11.33%	10.86%	11.22%	10.42%
Average total assets	$23,754,755	$22,902,913	$20,246,614	$23,328,834	$20,031,803
Average total shareholders’ equity	2,465,732	2,389,770	2,156,128	2,427,751	2,135,357
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	92.4%	92.2%	90.3%	92.3%	89.9%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	92.9%	93.0%	91.5%	93.0%	91.1%
Common Share Data at end of period:
Market price per common share	$51.00	$44.34	$53.38
Book value per common share (2)	$45.96	$44.67	$42.24
Tangible common book value per share (2)	$36.12	$34.20	$33.02
Common shares outstanding	51,619,155	48,518,998	47,677,257
Other Data at end of period:(6)
Leverage Ratio (4)	9.2%	8.7%	9.8%
Tier 1 capital to risk-weighted assets (4)	10.0%	9.6%	10.7%
Common equity Tier 1 capital to risk-weighted assets (4)	8.9%	8.4%	9.0%
Total capital to risk-weighted assets (4)	12.4%	12.1%	13.1%
Allowance for credit losses (5)	$115,426	$111,201	$101,088
Non-performing loans	$88,119	$89,499	$76,554
Allowance for credit losses to total loans (5)	0.64%	0.64%	0.65%
Non-performing loans to total loans	0.48%	0.51%	0.49%
Number of:
Bank subsidiaries	15	15	15
Banking offices	153	153	147

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

(In thousands)	(Unaudited) June 30, 2016	December 31, 2015	(Unaudited) June 30, 2015
Assets
Cash and due from banks	$267,551	$271,454	$248,094
Federal funds sold and securities purchased under resale agreements	4,024	4,341	4,115
Interest bearing deposits with banks	693,269	607,782	591,721
Available-for-sale securities, at fair value	637,663	1,716,388	2,162,061
Held-to-maturity securities, at amortized cost	992,211	884,826	—
Trading account securities	3,613	448	1,597
Federal Home Loan Bank and Federal Reserve Bank stock	121,319	101,581	89,818
Brokerage customer receivables	26,866	27,631	29,753
Mortgage loans held-for-sale	554,256	388,038	497,283
Loans, net of unearned income, excluding covered loans	18,174,655	17,118,117	15,513,650
Covered loans	105,248	148,673	193,410
Total loans	18,279,903	17,266,790	15,707,060
Allowance for loan losses	(114,356)	(105,400)	(100,204)
Allowance for covered loan losses	(2,412)	(3,026)	(2,215)
Net loans	18,163,135	17,158,364	15,604,641
Premises and equipment, net	595,792	592,256	571,498
Lease investments, net	103,749	63,170	13,447
FDIC indemnification asset	—	—	3,429
Accrued interest receivable and other assets	670,014	597,099	533,175
Trade date securities receivable	1,079,238	—	—
Goodwill	486,095	471,761	421,646
Other intangible assets	21,821	24,209	17,924
Total assets	$24,420,616	$22,909,348	$20,790,202
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$5,367,672	$4,836,420	$3,910,310
Interest bearing	14,674,078	13,803,214	13,172,108
Total deposits	20,041,750	18,639,634	17,082,418
Federal Home Loan Bank advances	588,055	853,431	435,721
Other borrowings	252,611	265,785	261,674
Subordinated notes	138,915	138,861	138,808
Junior subordinated debentures	253,566	268,566	249,493
Trade date securities payable	40,000	538	—
Accrued interest payable and other liabilities	482,124	390,259	357,106
Total liabilities	21,797,021	20,557,074	18,525,220
Shareholders’ Equity:
Preferred stock	251,257	251,287	251,312
Common stock	51,708	48,469	47,763
Surplus	1,350,751	1,190,988	1,159,052
Treasury stock	(4,145)	(3,973)	(3,964)
Retained earnings	1,008,464	928,211	872,690
Accumulated other comprehensive loss	(34,440)	(62,708)	(61,871)
Total shareholders’ equity	2,623,595	2,352,274	2,264,982
Total liabilities and shareholders’ equity	$24,420,616	$22,909,348	$20,790,202

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Interest income
Interest and fees on loans	$178,530	$173,127	$159,823	$351,657	$314,499
Interest bearing deposits with banks	793	746	305	1,539	621
Federal funds sold and securities purchased under resale agreements	1	1	1	2	3
Investment securities	16,398	17,190	14,071	33,588	28,471
Trading account securities	14	11	51	25	64
Federal Home Loan Bank and Federal Reserve Bank stock	1,112	937	785	2,049	1,554
Brokerage customer receivables	216	219	205	435	386
Total interest income	197,064	192,231	175,241	389,295	345,598
Interest expense
Interest on deposits	13,594	12,781	11,996	26,375	23,810
Interest on Federal Home Loan Bank advances	2,984	2,886	1,812	5,870	3,968
Interest on other borrowings	1,086	1,058	787	2,144	1,575
Interest on subordinated notes	1,777	1,777	1,777	3,554	3,552
Interest on junior subordinated debentures	2,353	2,220	1,977	4,573	3,910
Total interest expense	21,794	20,722	18,349	42,516	36,815
Net interest income	175,270	171,509	156,892	346,779	308,783
Provision for credit losses	9,129	8,034	9,482	17,163	15,561
Net interest income after provision for credit losses	166,141	163,475	147,410	329,616	293,222
Non-interest income
Wealth management	18,852	18,320	18,476	37,172	36,576
Mortgage banking	36,807	21,735	36,007	58,542	63,807
Service charges on deposit accounts	7,726	7,406	6,474	15,132	12,771
Gains (losses) on investment securities, net	1,440	1,325	(24)	2,765	500
Fees from covered call options	4,649	1,712	4,565	6,361	8,925
Trading (losses) gains, net	(316)	(168)	160	(484)	(317)
Operating lease income, net	4,005	2,806	77	6,811	142
Other	11,636	15,616	11,278	27,252	19,150
Total non-interest income	84,799	68,752	77,013	153,551	141,554
Non-interest expense
Salaries and employee benefits	100,894	95,811	94,421	196,705	184,551
Equipment	9,307	8,767	7,855	18,074	15,634
Operating lease equipment depreciation	3,385	2,050	59	5,435	116
Occupancy, net	11,943	11,948	11,401	23,891	23,752
Data processing	7,138	6,519	6,081	13,657	11,529
Advertising and marketing	6,941	3,779	6,406	10,720	10,313
Professional fees	5,419	4,059	5,074	9,478	9,738
Amortization of other intangible assets	1,248	1,298	934	2,546	1,947
FDIC insurance	4,040	3,613	3,047	7,653	6,034
OREO expense, net	1,348	560	841	1,908	2,252
Other	19,306	15,326	18,178	34,632	35,749
Total non-interest expense	170,969	153,730	154,297	324,699	301,615
Income before taxes	79,971	78,497	70,126	158,468	133,161
Income tax expense	29,930	29,386	26,295	59,316	50,278
Net income	$50,041	$49,111	$43,831	$99,152	$82,883
Preferred stock dividends and discount accretion	3,628	3,628	1,580	7,256	3,161
Net income applicable to common shares	$46,413	$45,483	$42,251	$91,896	$79,722
Net income per common share - Basic	$0.94	$0.94	$0.89	$1.88	$1.68
Net income per common share - Diluted	$0.90	$0.90	$0.85	$1.80	$1.61
Cash dividends declared per common share	$0.12	$0.12	$0.11	$0.24	$0.22
Weighted average common shares outstanding	49,140	48,448	47,567	48,794	47,404
Dilutive potential common shares	3,965	3,820	4,156	3,887	4,220
Average common shares and dilutive common shares	53,105	52,268	51,723	52,681	51,624

EARNINGS PER SHARE

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Six Months Ends
(In thousands, except per share data)		June 30, 2016	March 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net income		$50,041	$49,111	$43,831	$99,152	$82,883
Less: Preferred stock dividends and discount accretion		3,628	3,628	1,580	7,256	3,161
Net income applicable to common shares—Basic	(A)	46,413	45,483	42,251	91,896	79,722
Add: Dividends on convertible preferred stock, if dilutive		1,578	1,578	1,580	3,156	3,161
Net income applicable to common shares—Diluted	(B)	47,991	47,061	43,831	95,052	82,883
Weighted average common shares outstanding	(C)	49,140	48,448	47,567	48,794	47,404
Effect of dilutive potential common shares:
Common stock equivalents		856	750	1,085	778	1,149
Convertible preferred stock, if dilutive		3,109	3,070	3,071	3,109	3,071
Weighted average common shares and effect of dilutive potential common shares	(D)	53,105	52,268	51,723	52,681	51,624
Net income per common share:
Basic	(A/C)	$0.94	$0.94	$0.89	$1.88	$1.68
Diluted	(B/D)	$0.90	$0.90	$0.85	$1.80	$1.61

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share, net income applicable to common shares is not adjusted by the associated preferred dividends.

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars and shares in thousands)	2016	2016	2015	2015	2015	2016	2015
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$197,064	$192,231	$187,487	$185,379	$175,241	$389,295	$345,598
Taxable-equivalent adjustment:
- Loans	523	509	430	346	328	1,032	655
- Liquidity Management Assets	932	920	866	841	787	1,852	1,514
- Other Earning Assets	8	6	13	10	27	14	34
(B) Interest Income - FTE	$198,527	$193,666	$188,796	$186,576	$176,383	$392,193	$347,801
(C) Interest Expense (GAAP)	21,794	20,722	20,281	19,839	18,349	42,516	36,815
(D) Net Interest Income - FTE (B minus C)	$176,733	$172,944	$168,515	$166,737	$158,034	$349,677	$310,986
(E) Net Interest Income (GAAP) (A minus C)	$175,270	$171,509	$167,206	$165,540	$156,892	$346,779	$308,783
Net interest margin (GAAP-derived)	3.24%	3.29%	3.26%	3.31%	3.39%	3.26%	3.39%
Net interest margin - FTE	3.27%	3.32%	3.29%	3.33%	3.41%	3.29%	3.42%
(F) Non-interest income	$84,799	$68,752	$65,090	$64,953	$77,013	$153,551	$141,554
(G) Gains (losses) on investment securities, net	1,440	1,325	(79)	(98)	(24)	2,765	500
(H) Non-interest expense	170,969	153,730	166,829	159,974	154,297	324,699	301,615
Efficiency ratio (H/(E+F-G))	66.11%	64.34%	71.79%	69.38%	65.96%	65.26%	67.05%
Efficiency ratio - FTE (H/(D+F-G))	65.73%	63.96%	71.39%	69.02%	65.64%	64.88%	66.72%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$2,623,595	$2,418,442	$2,352,274	$2,335,736	$2,264,982
(I) Less: Convertible preferred stock	(126,257)	(126,257)	(126,287)	(126,312)	(126,312)
Less: Non-convertible preferred stock	(125,000)	(125,000)	(125,000)	(125,000)	(125,000)
Less: Intangible assets	(507,916)	(508,005)	(495,970)	(497,699)	(439,570)
(J) Total tangible common shareholders’ equity	$1,864,422	$1,659,180	$1,605,017	$1,586,725	$1,574,100
Total assets	$24,420,616	$23,488,168	$22,909,348	$22,035,216	$20,790,202
Less: Intangible assets	(507,916)	(508,005)	(495,970)	(497,699)	(439,570)
(K) Total tangible assets	$23,912,700	$22,980,163	$22,413,378	$21,537,517	$20,350,632
Tangible common equity ratio (J/K)	7.8%	7.2%	7.2%	7.4%	7.7%
Tangible common equity ratio, assuming full conversion of convertible preferred stock ((J-I)/K)	8.3%	7.8%	7.7%	8.0%	8.4%
Calculation of book value per share
Total shareholders’ equity	$2,623,595	$2,418,442	$2,352,274	$2,335,736	$2,264,982
Less: Preferred stock	(251,257)	(251,257)	(251,287)	(251,312)	(251,312)
(L) Total common equity	$2,372,338	$2,167,185	$2,100,987	$2,084,424	$2,013,670
(M) Actual common shares outstanding	51,619	48,519	48,383	48,337	47,677
Book value per common share (L/M)	$45.96	$44.67	$43.42	$43.12	$42.24
Tangible common book value per share (J/M)	$36.12	$34.20	$33.17	$32.83	$33.02

Calculation of return on average common equity
(N) Net income applicable to common shares	46,413	45,483	31,883	34,276	42,251	91,896	79,722
Add: After-tax intangible asset amortization	781	812	834	833	597	1,593	1,212
(O) Tangible net income applicable to common shares	47,194	46,295	32,717	35,109	42,848	93,489	80,934
Total average shareholders' equity	2,465,732	2,389,770	2,347,545	2,310,511	2,156,128	2,427,751	2,135,357
Less: Average preferred stock	(251,257)	(251,262)	(251,293)	(251,312)	(134,586)	(251,259)	(130,538)
(P) Total average common shareholders' equity	2,214,475	2,138,508	2,096,252	2,059,199	2,021,542	2,176,492	2,004,819
Less: Average intangible assets	(507,439)	(495,594)	(497,199)	(490,583)	(439,455)	(501,516)	(437,964)
(Q) Total average tangible common shareholders’ equity	1,707,036	1,642,914	1,599,053	1,568,616	1,582,087	1,674,976	1,566,855
Return on average common equity, annualized (N/P)	8.43%	8.55%	6.03%	6.60%	8.38%	8.49%	8.02%
Return on average tangible common equity, annualized (O/Q)	11.12%	11.33%	8.12%	8.88%	10.86%	11.22%	10.42%

LOANS

Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	June 30, 2016	December 31, 2015	June 30, 2015	From (1) December 31, 2015	From June 30, 2015
Balance:
Commercial	$5,144,533	$4,713,909	$4,330,344	18%	19%
Commercial real estate	5,848,334	5,529,289	4,850,590	12	21
Home equity	760,904	784,675	712,350	(6)	7
Residential real estate	653,664	607,451	503,015	15	30
Premium finance receivables - commercial	2,478,280	2,374,921	2,460,408	9	1
Premium finance receivables - life insurance	3,161,562	2,961,496	2,537,475	14	25
Consumer and other	127,378	146,376	119,468	(26)	7
Total loans, net of unearned income, excluding covered loans	$18,174,655	$17,118,117	$15,513,650	12%	17%
Covered loans	105,248	148,673	193,410	(59)	(46)
Total loans, net of unearned income	$18,279,903	$17,266,790	$15,707,060	12%	16%
Mix:
Commercial	28%	27%	27%
Commercial real estate	31	32	31
Home equity	4	5	5
Residential real estate	4	3	3
Premium finance receivables - commercial	14	14	16
Premium finance receivables - life insurance	17	17	16
Consumer and other	1	1	1
Total loans, net of unearned income, excluding covered loans	99%	99%	99%
Covered loans	1	1	1
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

Commercial and Commercial Real Estate Loan Portfolios

As of June 30, 2016		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial, industrial and other	$3,456,575	31.3%	$16,414	$—	$28,133
Franchise	289,905	2.6	—	—	3,337
Mortgage warehouse lines of credit	270,586	2.5	—	—	1,976
Asset-based lending	842,667	7.7	—	235	6,735
Leases	268,074	2.4	387	—	807
PCI - commercial loans (1)	16,726	0.2	—	1,956	666
Total commercial	$5,144,533	46.7%	$16,801	$2,191	$41,654
Commercial Real Estate:
Construction	$404,905	3.7%	$673	$—	$4,322
Land	105,881	1.0	1,725	—	3,455
Office	909,453	8.3	6,274	—	6,099
Industrial	766,769	7.0	10,295	—	6,443
Retail	897,846	8.2	916	—	6,060
Multi-family	778,517	7.1	90	—	7,746
Mixed use and other	1,812,665	16.5	4,442	—	12,662
PCI - commercial real estate (1)	172,298	1.5	—	27,228	37
Total commercial real estate	$5,848,334	53.3%	$24,415	$27,228	$46,824
Total commercial and commercial real estate	$10,992,867	100.0%	$41,216	$29,419	$88,478

Commercial real estate - collateral location by state:
Illinois	$4,622,897	79.1%
Wisconsin	597,531	10.2
Total primary markets	$5,220,428	89.3%
Florida	77,829	1.3
California	62,920	1.1
Arizona	43,409	0.7
Indiana	125,210	2.1
Other (no individual state greater than 0.6%)	318,538	5.5
Total	$5,848,334	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS

Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	June 30, 2016	December 31, 2015	June 30, 2015	From (1) December 31, 2015	From June 30, 2015
Balance:
Non-interest bearing	$5,367,672	$4,836,420	$3,910,310	22%	37%
NOW and interest bearing demand deposits	2,450,710	2,390,217	2,240,832	5	9
Wealth management deposits (2)	1,904,121	1,643,653	1,591,251	32	20
Money market	4,384,134	4,041,300	3,898,495	17	12
Savings	1,851,863	1,723,367	1,504,654	15	23
Time certificates of deposit	4,083,250	4,004,677	3,936,876	4	4
Total deposits	$20,041,750	$18,639,634	$17,082,418	15%	17%
Mix:
Non-interest bearing	27%	26%	23%
NOW and interest bearing demand deposits	12	13	13
Wealth management deposits (2)	10	9	9
Money market	22	22	23
Savings	9	9	9
Time certificates of deposit	20	21	23
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of June 30, 2016

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$165,624	$49,940	$145,604	$657,498	$1,018,666	0.65%
4-6 months	—	48,652	—	621,054	669,706	0.74%
7-9 months	—	28,455	—	547,756	576,211	0.78%
10-12 months	43,812	22,381	—	495,291	561,484	0.75%
13-18 months	1,779	6,964	—	780,460	789,203	1.06%
19-24 months	4,511	6,284	—	167,534	178,329	0.91%
24+ months	1,249	15,822	—	272,580	289,651	1.28%
Total	$216,975	$178,498	$145,604	$3,542,173	$4,083,250	0.83%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME

The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the second quarter of 2016 compared to the first quarter of 2016 (sequential quarters) and second quarter of 2015 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	March 31, 2016	June 30, 2015
Liquidity management assets(1)(2)(7)	$3,413,113	$3,300,138	$2,709,176	$19,236	$19,794	$15,949	2.27%	2.41%	2.36%
Other earning assets(2)(3)(7)	29,759	28,731	32,115	238	236	283	3.21	3.31	3.54
Loans, net of unearned income(2)(4)(7)	18,204,552	17,508,593	15,632,875	177,571	171,625	156,970	3.92	3.94	4.03
Covered loans	109,533	141,351	202,663	1,482	2,011	3,181	5.44	5.72	6.30
Total earning assets(7)	$21,756,957	$20,978,813	$18,576,829	$198,527	$193,666	$176,383	3.67%	3.71%	3.81%
Allowance for loan and covered loan losses	(116,984)	(112,028)	(101,211)
Cash and due from banks	272,935	259,343	236,242
Other assets	1,841,847	1,776,785	1,534,754
Total assets	$23,754,755	$22,902,913	$20,246,614

Interest-bearing deposits	$14,065,995	$13,717,333	$13,115,453	$13,594	$12,781	$11,996	0.39%	0.37%	0.37%
Federal Home Loan Bank advances	946,081	825,104	338,768	2,984	2,886	1,812	1.27	1.41	2.15
Other borrowings	248,233	257,384	193,367	1,086	1,058	787	1.76	1.65	1.63
Subordinated notes	138,898	138,870	138,799	1,777	1,777	1,777	5.12	5.12	5.12
Junior subordinated debentures	253,566	257,687	249,493	2,353	2,220	1,977	3.67	3.41	3.13
Total interest-bearing liabilities	$15,652,773	$15,196,378	$14,035,880	$21,794	$20,722	$18,349	0.56%	0.55%	0.52%
Non-interest bearing deposits	5,223,384	4,939,746	3,725,728
Other liabilities	412,866	377,019	328,878
Equity	2,465,732	2,389,770	2,156,128
Total liabilities and shareholders’ equity	$23,754,755	$22,902,913	$20,246,614
Interest rate spread(5)(7)							3.11%	3.16%	3.29%
Less: Fully tax-equivalent adjustment				(1,463)	(1,435)	(1,142)	(0.03)	(0.03)	(0.02)
Net free funds/contribution(6)	$6,104,184	$5,782,435	$4,540,949				0.16	0.16	0.12
Net interest income/ margin(7) (GAAP)				$175,270	$171,509	$156,892	3.24%	3.29%	3.39%
Fully tax-equivalent adjustment				1,463	1,435	1,142	0.03	0.03	0.02
Net interest income/ margin - FTE (7)				$176,733	$172,944	$158,034	3.27%	3.32%	3.41%

(1)	Liquidity management assets include available-for-sale and held-to-maturity securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and available-for-sale securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended June 30, 2016, March 31, 2016 and June 30, 2015 were $1.5 million, $1.4 million and $1.1 million, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the second quarter of 2016, net interest income totaled $175.3 million, an increase of $3.8 million as compared to the first quarter of 2016 and an increase of $18.4 million as compared to the second quarter of 2015. The reduction in net interest margin compared to the prior periods is primarily the result of a decline in loan yields and an increase on the rate of interest bearing liabilities. Specifically, the five basis point decline in net interest margin in the second quarter of 2016 compared to the first quarter of 2016 was primarily the result of a two basis point reduction due to lower yields on liquidity management assets, a one basis point reduction due to accelerated premium amortization on called mortgage backed securities, a one basis point reduction due to lower accretion on purchased loans and a one basis point reduction due to an increase on the rate of interest bearing liabilities.

The following table presents a summary of Wintrust's average balances, net interest income and related interest margins, calculated on a fully tax-equivalent basis, for the six months ended June 30, 2016 compared to the six months ended June 30, 2015:

	Average Balance for six months ended,		Interest for six months ended,		Yield/Rate for six months ended,
(Dollars in thousands)	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Liquidity management assets(1)(2)(7)	$3,356,625	$2,788,600	$39,030	$32,163	2.34%	2.33%
Other earning assets(2)(3)(7)	29,246	29,928	474	484	3.26	3.26
Loans, net of unearned income(2)(4)(7)	17,856,572	15,334,056	349,196	308,285	3.93	4.05
Covered loans	125,442	208,405	3,493	6,869	5.60	6.65
Total earning assets(7)	$21,367,885	$18,360,989	$392,193	$347,801	3.69%	3.82%
Allowance for loan and covered loan losses	(114,506)	(99,077)
Cash and due from banks	266,139	242,927
Other assets	1,809,316	1,526,964
Total assets	$23,328,834	$20,031,803

Interest-bearing deposits	$13,891,664	$12,990,176	$26,375	$23,810	0.38%	0.37%
Federal Home Loan Bank advances	885,592	343,088	5,870	3,968	1.33	2.33
Other borrowings	252,809	194,011	2,144	1,575	1.71	1.64
Subordinated notes	138,884	138,786	3,554	3,552	5.12	5.12
Junior subordinated debentures	255,626	249,493	4,573	3,910	3.54	3.12
Total interest-bearing liabilities	$15,424,575	$13,915,554	$42,516	$36,815	0.55%	0.53%
Non-interest bearing deposits	5,081,565	3,655,480
Other liabilities	394,943	325,412
Equity	2,427,751	2,135,357
Total liabilities and shareholders’ equity	$23,328,834	$20,031,803
Interest rate spread(5)(7)					3.14%	3.29%
Less: Fully tax-equivalent adjustment			(2,898)	(2,203)	(0.03)	(0.03)
Net free funds/contribution(6)	$5,943,310	$4,445,435			0.15	0.13
Net interest income/ margin(7) (GAAP)			$346,779	$308,783	3.26%	3.39%
Fully tax-equivalent adjustment			2,898	2,203	0.03	0.03
Net interest income/ margin - FTE (7)			$349,677	$310,986	3.29%	3.42%

(1)	Liquidity management assets include available-for-sale and held-to-maturity securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and available-for-sale securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the six months ended June 30, 2016 and June 30, 2015 were $2.9 million and $2.2 million respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

For the first six months of 2016, net interest income totaled $346.8 million, an increase of $38.0 million as compared to the first six months of 2015. The reduction in net interest margin compared to the first six months of 2015 is primarily the result of a decline in loan yields, including less accretion recognized on purchased loans, and an increase on the rate of interest bearing liabilities.

Interest Rate Sensitivity

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario at June 30, 2016, March 31, 2016 and June 30, 2015 is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
June 30, 2016	16.9%	8.9%	(8.9)%
March 31, 2016	16.4%	8.9%	(8.7)%
June 30, 2015	14.8%	7.3%	(10.5)%

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
June 30, 2016	7.0%	3.5%	(3.7)%
March 31, 2016	7.5%	3.7%	(3.7)%
June 30, 2015	6.4%	3.3%	(4.0)%

These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e., 200 basis points) and immediate (Static Shock Scenario).

NON-INTEREST INCOME

The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	June 30,	March 31,	June 30,	Q2 2016 compared to Q1 2016		Q2 2016 compared to Q2 2015
(Dollars in thousands)	2016	2016	2015	$ Change	% Change	$ Change	% Change
Brokerage	$6,302	$6,057	$6,750	$245	4%	$(448)	(7)%
Trust and asset management	12,550	12,263	11,726	287	2	824	7
Total wealth management	18,852	18,320	18,476	532	3	376	2
Mortgage banking	36,807	21,735	36,007	15,072	69	800	2
Service charges on deposit accounts	7,726	7,406	6,474	320	4	1,252	19
Gains (losses) on investment securities, net	1,440	1,325	(24)	115	9	1,464	NM
Fees from covered call options	4,649	1,712	4,565	2,937	NM	84	2
Trading (losses) gains, net	(316)	(168)	160	(148)	88	(476)	NM
Operating lease income, net	4,005	2,806	77	1,199	43	3,928	NM
Other:
Interest rate swap fees	1,835	4,438	2,347	(2,603)	(59)	(512)	(22)
BOLI	1,257	472	2,180	785	NM	(923)	(42)
Administrative services	1,074	1,069	1,053	5	—	21	2
Gain on extinguishment of debt	—	4,305	—	(4,305)	NM	—	NM
Miscellaneous	7,470	5,332	5,698	2,138	40	1,772	31
Total Other	11,636	15,616	11,278	(3,980)	(25)	358	3
Total Non-Interest Income	$84,799	$68,752	$77,013	$16,047	23%	$7,786	10%
NM - Not Meaningful

	Six Months Ended
	June 30,	June 30,	$	%
(Dollars in thousands)	2016	2015	Change	Change
Brokerage	$12,359	$13,602	$(1,243)	(9)%
Trust and asset management	24,813	22,974	1,839	8
Total wealth management	37,172	36,576	596	2
Mortgage banking	58,542	63,807	(5,265)	(8)
Service charges on deposit accounts	15,132	12,771	2,361	18
Gains on investment securities, net	2,765	500	2,265	NM
Fees from covered call options	6,361	8,925	(2,564)	(29)
Trading losses, net	(484)	(317)	(167)	53
Operating lease income, net	6,811	142	6,669	NM
Other:
Interest rate swap fees	6,273	4,538	1,735	38
BOLI	1,729	2,946	(1,217)	(41)
Administrative services	2,143	2,079	64	3
Gain on extinguishment of debt	4,305	—	4,305	NM
Miscellaneous	12,802	9,587	3,215	34
Total Other	27,252	19,150	8,102	42
Total Non-Interest Income	$153,551	$141,554	$11,997	8%
NM - Not Meaningful

Notable contributions to the change in non-interest income are as follows:

The increase in wealth management revenue during the current period as compared to the first quarter of 2016 and second quarter of 2015 is primarily attributable to growth in assets under management due to new customers. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, managed money fees and insurance product commissions at Wayne Hummer Investments.

The increase in mortgage banking revenue in the current quarter as compared to the most recent quarter resulted primarily from higher origination volumes in the current quarter. Mortgage loans originated or purchased for sale were $1.2 billion in the current quarter as compared to $736.6 million in the first quarter of 2016 and $1.2 billion in the second quarter of 2015. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market. Mortgage revenue is also impacted by changes in the fair value of MSRs as the Company does not hedge this change in fair value. The Company typically originates mortgage loans held-for-sale with associated MSRs either retained or released. The Company records MSRs at fair value on a recurring basis. The table below presents additional selected information regarding mortgage banking revenue for the respective periods.

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2016	March 31, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Retail originations	$1,135,082	$704,990	$1,111,424	$1,840,072	$2,003,965
Correspondent originations	77,160	31,658	65,921	108,818	115,031
(A) Total originations	$1,212,242	$736,648	$1,177,345	$1,948,890	$2,118,996

Purchases as a percentage of originations	65%	56%	62%	62%	54%
Refinances as a percentage of originations	35	44	38	38	46
Total	100%	100%	100%	100%	100%

(B) Production revenue (1)	$32,221	$19,930	$35,092	$52,151	$63,429
Production margin (B / A)	2.66%	2.71%	2.98%	2.68%	2.99%

Loans serviced for others (C)	$1,250,062	$1,044,745	$882,270
Mortgage servicing rights, at fair value (D)	13,382	10,128	7,852
Percentage of mortgage servicing rights to loans serviced for others (D/C)	1.07%	0.97%	0.89%

(1)
Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation.

The increase in service charges on deposit accounts in the current quarter is mostly a result of higher account analysis fees on deposit accounts which have increased as a result of the Company's commercial banking initiative as well as additional service charges on deposit accounts from acquired institutions.

The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has effectively entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio by using fees generated from these options to compensate for net interest margin compression. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance. Fees from covered call options increased in the current quarter compared to the first quarter of 2016 primarily as a result of selling call options against a larger value of underlying securities resulting in higher premiums received by the Company. There were no outstanding call option contracts at June 30, 2016, March 31, 2016 and June 30, 2015.

The increase in operating lease income in the current quarter compared to the prior period quarters is primarily related to growth in business from the Company's leasing divisions.

The decrease in other non-interest income in the current quarter as compared to the first quarter of 2016 is primarily due to the $4.3 million gain on the extinguishment of junior subordinated debentures recognized in the prior quarter and lower swap fee revenues resulting from interest rate hedging transactions related to both customer-based trades and the related matched trades with inter-bank dealer counterparties, partially offset by net gains on partnership investments.

NON-INTEREST EXPENSE

The following table presents non-interest expense by category for the periods present:

	Three Months Ended
	June 30,	March 31,	June 30,	Q2 2016 compared to Q1 2016		Q2 2016 compared to Q2 2015
(Dollars in thousands)	2016	2016	2015	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$52,924	$50,282	$46,617	$2,642	5%	$6,307	14%
Commissions and incentive compensation	32,531	26,375	33,387	6,156	23	(856)	(3)
Benefits	15,439	19,154	14,417	(3,715)	(19)	1,022	7
Total salaries and employee benefits	100,894	95,811	94,421	5,083	5	6,473	7
Equipment	9,307	8,767	7,855	540	6	1,452	18
Operating lease equipment depreciation	3,385	2,050	59	1,335	65	3,326	NM
Occupancy, net	11,943	11,948	11,401	(5)	—	542	5
Data processing	7,138	6,519	6,081	619	9	1,057	17
Advertising and marketing	6,941	3,779	6,406	3,162	84	535	8
Professional fees	5,419	4,059	5,074	1,360	34	345	7
Amortization of other intangible assets	1,248	1,298	934	(50)	(4)	314	34
FDIC insurance	4,040	3,613	3,047	427	12	993	33
OREO expense, net	1,348	560	841	788	NM	507	60
Other:
Commissions - 3rd party brokers	1,324	1,310	1,403	14	1	(79)	(6)
Postage	2,038	1,302	1,578	736	57	460	29
Miscellaneous	15,944	12,714	15,197	3,230	25	747	5
Total other	19,306	15,326	18,178	3,980	26	1,128	6
Total Non-Interest Expense	$170,969	$153,730	$154,297	$17,239	11%	$16,672	11%

	Six Months Ended
	June 30,	June 30,	$	%
(Dollars in thousands)	2016	2015	Change	Change
Salaries and employee benefits:
Salaries	$103,206	$93,465	$9,741	10%
Commissions and incentive compensation	58,906	58,881	25	—
Benefits	34,593	32,205	2,388	7
Total salaries and employee benefits	196,705	184,551	12,154	7
Equipment	18,074	15,634	2,440	16
Operating lease equipment depreciation	5,435	116	5,319	NM
Occupancy, net	23,891	23,752	139	1
Data processing	13,657	11,529	2,128	18
Advertising and marketing	10,720	10,313	407	4
Professional fees	9,478	9,738	(260)	(3)
Amortization of other intangible assets	2,546	1,947	599	31
FDIC insurance	7,653	6,034	1,619	27
OREO expense, net	1,908	2,252	(344)	(15)
Other:
Commissions - 3rd party brokers	2,634	2,789	(155)	(6)
Postage	3,340	3,211	129	4
Miscellaneous	28,658	29,749	(1,091)	(4)
Total other	34,632	35,749	(1,117)	(3)
Total Non-Interest Expense	$324,699	$301,615	$23,084	8%
NM - Not Meaningful

Notable contributions to the change in non-interest expense are as follows:

Salaries and employee benefits expense increased in the current quarter compared to the first quarter of 2016 primarily as a result of higher commissions and incentive compensation on variable pay based arrangements primarily as a result of increased mortgage banking activity, partially offset by a decrease in employee benefits (primarily a $3.3 million decrease related to payroll taxes). Salaries and employee benefits expense increased in the current quarter compared to the second quarter of 2015 primarily as a result of the addition of employees from acquisitions, increased staffing as the Company grows and an increase in employee benefits (primarily health plan and payroll taxes related).

Operating lease equipment depreciation increased in the current quarter compared to the prior periods as a result of growth in business from the Company's leasing divisions.

The amount of data processing expenses incurred increased in the current quarter compared to the prior quarters due to acquisition-related charges and the overall growth of loan and deposit accounts.

The increase in advertising and marketing expenses during the current quarter compared to the first quarter of 2016 is primarily related to higher expenses from community-related advertisements and sponsorships. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities, the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company's non-bank businesses. The level of marketing expenditures depends on the type of marketing programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

The increase in professional fees during the current quarter compared to the first quarter of 2016 is primarily related to legal and consulting fees, including those fees incurred in connection with recent acquisitions. Professional fees include legal, audit and tax fees, external loan review costs and normal regulatory exam assessments.

The increase in miscellaneous expenses in the current quarter as compared to the fourth quarter of 2015 is primarily a result of higher travel and entertainment expenses, loan expenses, supplies and donations. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses, operating losses and lending origination costs that are not deferred.

ASSET QUALITY
Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Six Months Ended
	June 30,	March 31	June 30,	June 30	June 30,
(Dollars in thousands)	2016	2016	2015	2016	2015
Allowance for loan losses at beginning of period	$110,171	$105,400	$94,446	$105,400	$91,705
Provision for credit losses	9,269	8,423	9,701	17,692	15,886
Other adjustments	(134)	(78)	(93)	(212)	(341)
Reclassification (to) from allowance for unfunded lending-related commitments	(40)	(81)	4	(121)	(109)
Charge-offs:
Commercial	721	671	1,243	1,392	1,920
Commercial real estate	502	671	856	1,173	1,861
Home equity	2,046	1,052	1,847	3,098	2,431
Residential real estate	693	493	923	1,186	1,554
Premium finance receivables - commercial	1,911	2,480	1,526	4,391	2,789
Premium finance receivables - life insurance	—	—	—	—
Consumer and other	224	107	115	331	226
Total charge-offs	6,097	5,474	6,510	11,571	10,781
Recoveries:
Commercial	121	629	285	750	655
Commercial real estate	296	369	1,824	665	2,136
Home equity	71	48	39	119	87
Residential real estate	31	112	16	143	92
Premium finance receivables - commercial	633	787	458	1,420	787
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	35	36	34	71	87
Total recoveries	1,187	1,981	2,656	3,168	3,844
Net charge-offs	(4,910)	(3,493)	(3,854)	(8,403)	(6,937)
Allowance for loan losses at period end	$114,356	$110,171	$100,204	$114,356	$100,204
Allowance for unfunded lending-related commitments at period end	1,070	1,030	884	1,070	884
Allowance for credit losses at period end	$115,426	$111,201	$101,088	$115,426	$101,088
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.05%	0.00%	0.09%	0.03%	0.06%
Commercial real estate	0.01	0.02	(0.08)	0.02	(0.01)
Home equity	1.03	0.52	1.01	0.77	0.66
Residential real estate	0.26	0.17	0.39	0.22	0.34
Premium finance receivables - commercial	0.21	0.29	0.18	0.25	0.17
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.57	0.20	0.23	0.38	0.17
Total loans, net of unearned income, excluding covered loans	0.11%	0.08%	0.10%	0.09%	0.09%
Net charge-offs as a percentage of the provision for credit losses	52.97%	41.47%	39.73%	47.50%	43.68%
Loans at period-end, excluding covered loans	$18,174,655	$17,446,413	$15,513,650
Allowance for loan losses as a percentage of loans at period end	0.63%	0.63%	0.65%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.64%	0.65%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).

Net charge-offs as a percentage of loans, excluding covered loans, for the second quarter of 2016 totaled 11 basis points on an annualized basis compared to 8 basis points on an annualized basis in the first quarter of 2016 and 10 basis points on an annualized basis in the second quarter of 2015. Net charge-offs totaled $4.9 million in the second quarter of 2016, a $1.4 million increase from $3.5 million in the first quarter of 2016 and a $1.1 million increase from $3.9 million in the second quarter of 2015. Compared to first quarter of 2016, net charge-offs increased primarily as a result of a $1.0 million and $558,000 increase in net charge-offs within the home equity and commercial loan portfolios, respectively. Compared to second quarter of 2015, net charge-offs increased primarily as a result of a $1.2 million increase in net charge-offs within the commercial real estate loan portfolio.

The provision for credit losses, excluding the provision for covered loan losses, totaled $9.3 million for the second quarter of 2016 compared to $8.4 million for the first quarter of 2016 and $9.7 million for the second quarter of 2015. The higher provision for credit losses in the second quarter of 2016 compared to the first quarter of 2016 was partly due to the $728.2 million in loan growth, excluding covered loans and mortgage loans held-for-sale, during the second quarter of 2016.

Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans, and other factors.

The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans. Please see “Covered Assets” later in this document for more detail.

The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented:

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2016	2015
Provision for loan losses	$9,229	$8,342	$9,705	$17,571	$15,777
Provision for unfunded lending-related commitments	40	81	(4)	121	109
Provision for covered loan losses	(140)	(389)	(219)	(529)	(325)
Provision for credit losses	$9,129	$8,034	$9,482	$17,163	$15,561

			Period End
			June 30,	March 31,	June 30,
			2016	2016	2015
Allowance for loan losses			$114,356	$110,171	$100,204
Allowance for unfunded lending-related commitments			1,070	1,030	884
Allowance for covered loan losses			2,412	2,507	2,215
Allowance for credit losses			$117,838	$113,708	$103,303

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio as of June 30, 2016 and March 31, 2016.

	As of June 30, 2016
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$2,986,178	$26,037	0.87%
Asset-based lending	841,028	6,735	0.80
Tax exempt	288,091	2,027	0.70
Leases	267,686	807	0.30
Commercial real estate:(1)
Residential construction	67,006	768	1.15
Commercial construction	336,486	3,551	1.06
Land	100,187	3,455	3.45
Office	856,193	6,099	0.71
Industrial	717,313	6,439	0.90
Retail	830,284	6,040	0.73
Multi-family	732,449	7,736	1.06
Mixed use and other	1,678,829	12,622	0.75
Home equity(1)	673,741	11,367	1.69
Residential real estate(1)	599,262	5,333	0.89
Total core loan portfolio	$10,974,733	$99,016	0.90%
Commercial:
Franchise	$289,905	$3,337	1.15%
Mortgage warehouse lines of credit	270,586	1,976	0.73
Community Advantage - homeowner associations	134,273	3	0.00
Aircraft	4,597	54	1.17
Purchased non-covered commercial loans (2)	62,189	678	1.09
Commercial real estate:
Purchased non-covered commercial real estate (2)	529,587	114	0.02
Purchased non-covered home equity (2)	87,163	16	0.02
Purchased non-covered residential real estate (2)	54,402	72	0.13
Premium finance receivables
U.S. commercial insurance loans	2,181,222	5,776	0.26
Canada commercial insurance loans (2)	297,058	598	0.20
Life insurance loans (1)	2,869,960	1,440	0.05
Purchased life insurance loans (2)	291,602	—	—
Consumer and other (1)	123,944	1,275	1.03
Purchased non-covered consumer and other (2)	3,434	1	0.03
Total consumer, niche and purchased loan portfolio	$7,199,922	$15,340	0.21%
Total loans, net of unearned income, excluding covered loans	$18,174,655	$114,356	0.63%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		$27,039
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$141,395	0.78%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of March 31, 2016
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$2,918,955	$24,926	0.85%
Asset-based lending	743,033	5,963	0.80
Tax exempt	294,741	1,993	0.68
Leases	249,114	248	0.10
Commercial real estate:(1)
Residential construction	69,161	876	1.27
Commercial construction	317,969	3,360	1.06
Land	89,353	3,233	3.62
Office	823,774	5,824	0.71
Industrial	691,811	6,436	0.93
Retail	823,925	5,829	0.71
Multi-family	713,724	7,573	1.06
Mixed use and other	1,645,810	12,116	0.74
Home equity(1)	680,077	12,899	1.90
Residential real estate(1)	567,541	5,097	0.90
Total core loan portfolio	$10,628,988	$96,373	0.91%
Commercial:
Franchise	$274,558	$3,213	1.17%
Mortgage warehouse lines of credit	193,735	1,411	0.73
Community Advantage - homeowner associations	130,044	3	0.00
Aircraft	5,088	9	0.18
Purchased non-covered commercial loans (2)	80,978	669	0.83
Commercial real estate:
Purchased non-covered commercial real estate (2)	562,432	16	—
Purchased non-covered home equity (2)	94,265	16	0.02
Purchased non-covered residential real estate (2)	58,502	67	0.11
Premium finance receivables
U.S. commercial insurance loans	2,041,307	5,570	0.27
Canada commercial insurance loans (2)	279,680	598	0.21
Life insurance loans (1)	2,680,796	1,037	0.04
Purchased life insurance loans (2)	296,138	—	—
Consumer and other (1)	115,324	1,188	1.03
Purchased non-covered consumer and other (2)	4,578	1	0.02
Total consumer, niche and purchased loan portfolio	$6,817,425	$13,798	0.20%
Total loans, net of unearned income, excluding covered loans	$17,446,413	$110,171	0.63%
Non-accretable credit discounts on purchased loans reported in accordance with ASC 310-30, excluding covered loans		$26,405
Total allowance for loan losses and non-accretable credit discounts on purchased loans, excluding covered loans		$136,576	0.78%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of the regular quarterly review performed by management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the previous pages as of June 30, 2016 and March 31, 2016.

The increase in the allowance for loan losses to core loans in the second quarter of 2016 compared to the first quarter of 2016 was attributable to $345.7 million core loan portfolio growth.

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. In accordance with accounting guidance, credit deterioration on purchased loans is recorded as a credit discount at the time of purchase instead of as an increase to the allowance for loan losses. For analysis purposes, the Company has combined the non-accretable credit discounts recorded on purchased loans with the total allowance for loan losses in the previous tables to present the total credit reserves available on its loan portfolio. The total allowance for loan losses and non-accretable credit discounts on purchased loans was 0.78% of the total loan portfolio as of June 30, 2016 and March 31, 2016. The Company expects the total allowance for loan losses and non-accretable credit discounts on purchased loans to total loans ratio to increase in periods that have acquisitions and decrease in periods without acquisitions, based on the performance of the purchased loan portfolios.

The tables below show the aging of the Company’s loan portfolio at June 30, 2016 and March 31, 2016:

		90+ days	60-89	30-59
As of June 30, 2016		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial, industrial and other	$16,414	$—	$1,412	$22,317	$3,416,432	$3,456,575
Franchise	—	—	560	87	289,258	289,905
Mortgage warehouse lines of credit	—	—	—	—	270,586	270,586
Asset-based lending	—	235	1,899	6,421	834,112	842,667
Leases	387	—	48	—	267,639	268,074
PCI - commercial (1)	—	1,956	630	1,426	12,714	16,726
Total commercial	16,801	2,191	4,549	30,251	5,090,741	5,144,533
Commercial real estate
Construction	673	—	46	7,922	396,264	404,905
Land	1,725	—	—	340	103,816	105,881
Office	6,274	—	5,452	4,936	892,791	909,453
Industrial	10,295	—	1,108	719	754,647	766,769
Retail	916	—	535	6,450	889,945	897,846
Multi-family	90	—	2,077	1,275	775,075	778,517
Mixed use and other	4,442	—	4,285	8,007	1,795,931	1,812,665
PCI - commercial real estate (1)	—	27,228	1,663	2,608	140,799	172,298
Total commercial real estate	24,415	27,228	15,166	32,257	5,749,268	5,848,334
Home equity	8,562	—	380	4,709	747,253	760,904
Residential real estate, including PCI	12,413	1,479	1,367	299	638,106	653,664
Premium finance receivables
Commercial insurance loans	14,497	10,558	6,966	9,456	2,436,803	2,478,280
Life insurance loans	—	—	46,651	11,953	2,811,356	2,869,960
PCI - life insurance loans (1)	—	—	—	—	291,602	291,602
Consumer and other, including PCI	475	226	610	1,451	124,616	127,378
Total loans, net of unearned income, excluding covered loans	$77,163	$41,682	$75,689	$90,376	$17,889,745	$18,174,655
Covered loans	2,651	6,810	697	1,610	93,480	105,248
Total loans, net of unearned income	$79,814	$48,492	$76,386	$91,986	$17,983,225	$18,279,903

As of June 30, 2016 Aging as a % of Loan Balance	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial, industrial and other	0.5%	—%	—%	0.6%	98.9%	100.0%
Franchise	—	—	0.2	—	99.8	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Asset-based lending	—	—	0.2	0.8	99.0	100.0
Leases	0.1	—	—	—	99.9	100.0
PCI - commercial(1)	—	11.7	3.8	8.5	76.0	100.0
Total commercial	0.3	—	0.1	0.6	99.0	100.0
Commercial real estate
Construction	0.2	—	—	2.0	97.8	100.0
Land	1.6	—	—	0.3	98.1	100.0
Office	0.7	—	0.6	0.5	98.2	100.0
Industrial	1.3	—	0.1	0.1	98.5	100.0
Retail	0.1	—	0.1	0.7	99.1	100.0
Multi-family	—	—	0.3	0.2	99.5	100.0
Mixed use and other	0.2	—	0.2	0.4	99.2	100.0
PCI - commercial real estate (1)	—	15.8	1.0	1.5	81.7	100.0
Total commercial real estate	0.4	0.5	0.3	0.6	98.2	100.0
Home equity	1.1	—	—	0.6	98.3	100.0
Residential real estate, including PCI	1.9	0.2	0.2	—	97.7	100.0
Premium finance receivables
Commercial insurance loans	0.6	0.4	0.3	0.4	98.3	100.0
Life insurance loans	—	—	1.6	0.4	98.0	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other, including PCI	0.4	0.2	0.5	1.1	97.8	100.0
Total loans, net of unearned income, excluding covered loans	0.4%	0.2%	0.4%	0.5%	98.5%	100.0%
Covered loans	2.5	6.5	0.7	1.5	88.8	100.0
Total loans, net of unearned income	0.4%	0.3%	0.4%	0.5%	98.4%	100.0%

(1)	PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

		90+ days	60-89	30-59
As of March 31, 2016		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial, industrial and other	$12,370	$338	$3,228	$25,608	$3,363,011	$3,404,555
Franchise	—	—	—	1,400	273,158	274,558
Mortgage warehouse lines of credit	—	—	—	1,491	192,244	193,735
Asset-based lending	3	—	117	10,597	737,184	747,901
Leases	—	—	—	5,177	244,241	249,418
PCI - commercial(1)	—	1,893	—	128	18,058	20,079
Total commercial	12,373	2,231	3,345	44,401	4,827,896	4,890,246
Commercial real estate
Construction	273	—	—	2,023	389,026	391,322
Land	1,746	—	—	—	93,834	95,580
Office	7,729	1,260	980	12,571	865,954	888,494
Industrial	10,960	—	—	3,935	728,061	742,956
Retail	1,633	—	2,397	2,657	890,780	897,467
Multi-family	287	—	655	2,047	760,084	763,073
Mixed use and other	4,368	—	187	12,312	1,778,850	1,795,717
PCI - commercial real estate (1)	—	24,738	1,573	10,344	126,695	163,350
Total commercial real estate	26,996	25,998	5,792	45,889	5,633,284	5,737,959
Home equity	9,365	—	791	4,474	759,712	774,342
Residential real estate, including PCI	11,964	406	193	10,108	603,372	626,043
Premium finance receivables
Commercial insurance loans	15,350	9,548	5,583	15,086	2,275,420	2,320,987
Life insurance loans	—	1,641	3,432	198	2,675,525	2,680,796
PCI - life insurance loans (1)	—	—	—	—	296,138	296,138
Consumer and other, including PCI	484	245	118	364	118,691	119,902
Total loans, net of unearned income, excluding covered loans	$76,532	$40,069	$19,254	$120,520	$17,190,038	$17,446,413
Covered loans	5,324	7,995	349	6,491	118,689	138,848
Total loans, net of unearned income	$81,856	$48,064	$19,603	$127,011	$17,308,727	$17,585,261

As of March 31, 2016 Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial, industrial and other	0.4%	—%	0.1%	0.8%	98.7%	100.0%
Franchise	—	—	—	0.5	99.5	100.0
Mortgage warehouse lines of credit	—	—	—	0.8	99.2	100.0
Asset-based lending	—	—	—	1.4	98.6	100.0
Leases	—	—	—	2.1	97.9	100.0
PCI - commercial(1)	—	9.4	—	0.6	90.0	100.0
Total commercial	0.3	—	0.1	0.9	98.7	100.0
Commercial real estate
Construction	0.1	—	—	0.5	99.4	100.0
Land	1.8	—	—	—	98.2	100.0
Office	0.9	0.1	0.1	1.4	97.5	100.0
Industrial	1.5	—	—	0.5	98.0	100.0
Retail	0.2	—	0.3	0.3	99.2	100.0
Multi-family	—	—	0.1	0.3	99.6	100.0
Mixed use and other	0.2	—	—	0.7	99.1	100.0
PCI - commercial real estate (1)	—	15.1	1.0	6.3	77.6	100.0
Total commercial real estate	0.5	0.5	0.1	0.8	98.1	100.0
Home equity	1.2	—	0.1	0.6	98.1	100.0
Residential real estate, including PCI	1.9	0.1	—	1.6	96.4	100.0
Premium finance receivables
Commercial insurance loans	0.7	0.5	0.2	0.6	98.0	100.0
Life insurance loans	—	0.1	0.1	—	99.8	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other, including PCI	0.4	0.2	0.1	0.3	99.0	100.0
Total loans, net of unearned income, excluding covered loans	0.4%	0.2%	0.1%	0.7%	98.6%	100.0%
Covered loans	3.8	5.8	0.3	4.7	85.4	100.0
Total loans, net of unearned income	0.5%	0.3%	0.1%	0.7%	98.4%	100.0%

(1)	PCI loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

As of June 30, 2016, $75.7 million of all loans, excluding covered loans, or 0.4%, were 60 to 89 days past due and $90.4 million, or 0.5%, were 30 to 59 days (or one payment) past due. As of March 31, 2016, $19.3 million of all loans, excluding covered loans, or 0.1%, were 60 to 89 days past due and $120.5 million, or 0.7%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.

The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at June 30, 2016 that are current with regard to the contractual terms of the loan agreement represent 98.3% of the total home equity portfolio. Residential real estate loans at June 30, 2016 that are current with regards to the contractual terms of the loan agreements comprise 97.7% of total residential real estate loans outstanding.

Non-performing Assets, excluding covered assets

The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	June 30,	March 31,	June 30,
(Dollars in thousands)	2016	2016	2015
Loans past due greater than 90 days and still accruing(1):
Commercial	$235	$338	$—
Commercial real estate	—	1,260	701
Home equity	—	—	—
Residential real estate	—	—	—
Premium finance receivables - commercial	10,558	9,548	9,053
Premium finance receivables - life insurance	—	1,641	351
Consumer and other	163	180	110
Total loans past due greater than 90 days and still accruing	10,956	12,967	10,215
Non-accrual loans(2):
Commercial	16,801	12,373	5,394
Commercial real estate	24,415	26,996	23,183
Home equity	8,562	9,365	5,695
Residential real estate	12,413	11,964	16,631
Premium finance receivables - commercial	14,497	15,350	15,156
Premium finance receivables - life insurance	—	—	—
Consumer and other	475	484	280
Total non-accrual loans	77,163	76,532	66,339
Total non-performing loans:
Commercial	17,036	12,711	5,394
Commercial real estate	24,415	28,256	23,884
Home equity	8,562	9,365	5,695
Residential real estate	12,413	11,964	16,631
Premium finance receivables - commercial	25,055	24,898	24,209
Premium finance receivables - life insurance	—	1,641	351
Consumer and other	638	664	390
Total non-performing loans	$88,119	$89,499	$76,554
Other real estate owned	22,154	24,022	33,044
Other real estate owned - from acquisitions	15,909	16,980	9,036
Other repossessed assets	420	171	231
Total non-performing assets	$126,602	$130,672	$118,865
TDRs performing under the contractual terms of the loan agreement	$33,310	$34,949	$52,174
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.33%	0.26%	0.12%
Commercial real estate	0.42	0.49	0.49
Home equity	1.13	1.21	0.80
Residential real estate	1.90	1.91	3.31
Premium finance receivables - commercial	1.01	1.07	0.98
Premium finance receivables - life insurance	—	0.06	0.01
Consumer and other	0.50	0.55	0.33
Total loans, net of unearned income	0.48%	0.51%	0.49%
Total non-performing assets as a percentage of total assets	0.52%	0.56%	0.57%
Allowance for loan losses as a percentage of total non-performing loans	129.78%	123.10%	130.89%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)	Non-accrual loans included TDRs totaling $16.3 million, $17.6 million, and $10.6 million as of June 30, 2016, March 31, 2016, and June 30, 2015, respectively.

The ratio of non-performing assets to total assets was 0.52% as of June 30, 2016, compared to 0.56% at March 31, 2016, and 0.57% at June 30, 2015. Non-performing assets, excluding covered assets, totaled $126.6 million at June 30, 2016, compared to $130.7 million at March 31, 2016 and $118.9 million at June 30, 2015. Non-performing loans, excluding covered loans, totaled $88.1 million, or 0.48% of total loans, at June 30, 2016, compared to $89.5 million, or 0.51% of total loans, at March 31, 2016 and $76.6 million, or 0.49% of total loans, at June 30, 2015. The decrease in non-performing loans, excluding covered loans, compared to March 31, 2016 is primarily the result of a $3.8 million decrease in the commercial real estate loan portfolio and a $1.6 million decrease in the life insurance premium finance receivables portfolio, partially offset by a $4.3 million increase in the commercial loan portfolio. Compared to June 30, 2015, the increase is primarily the result of a $11.6 million increase in the commercial loan portfolio. OREO, excluding covered OREO, of $38.1 million at June 30, 2016 decreased $2.9 million compared to $41.0 million at March 31, 2016 and decreased $4.0 million compared to $42.1 million at June 30, 2015.

Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.

Nonperforming Loans Rollforward

The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the periods presented:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2016	2015
Balance at beginning of period	$89,499	$84,057	$81,772	$84,057	$78,677
Additions, net	10,351	12,166	8,828	22,517	17,808
Return to performing status	(873)	(2,006)	(847)	(2,879)	(1,563)
Payments received	(4,810)	(3,308)	(6,580)	(8,118)	(10,949)
Transfer to OREO and other repossessed assets	(1,818)	(2,080)	(4,365)	(3,898)	(6,905)
Charge-offs	(2,943)	(533)	(2,755)	(3,476)	(4,556)
Net change for niche loans (1)	(1,287)	1,203	501	(84)	4,042
Balance at end of period	$88,119	$89,499	$76,554	$88,119	$76,554

(1)	This includes activity for premium finance receivables and indirect consumer loans.

TDRs

The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	June 30,	March 31,	June 30,
(Dollars in thousands)	2016	2016	2015
Accruing TDRs:
Commercial	$3,931	$5,143	$6,039
Commercial real estate	24,450	25,548	42,210
Residential real estate and other	4,929	4,258	3,925
Total accrual	$33,310	$34,949	$52,174
Non-accrual TDRs: (1)
Commercial	$1,477	$82	$165
Commercial real estate	12,240	14,340	6,240
Residential real estate and other	2,608	3,184	4,197
Total non-accrual	$16,325	$17,606	$10,602
Total TDRs:
Commercial	$5,408	$5,225	$6,204
Commercial real estate	36,690	39,888	48,450
Residential real estate and other	7,537	7,442	8,122
Total TDRs	$49,635	$52,555	$62,776
Weighted-average contractual interest rate of TDRs	4.31%	4.35%	4.05%

(1)	Included in total non-performing loans.
At June 30, 2016, the Company had $49.6 million in loans modified in TDRs. The $49.6 million in TDRs represents 97 credits in which economic concessions were granted to certain borrowers to better align the terms of their loans with their current ability to pay. The balance decreased from $52.6 million representing 102 credits at March 31, 2016 and decreased from $62.8 million representing 122 credits at June 30, 2015.

The table below presents a summary of TDRs as of June 30, 2016 and June 30, 2015, and shows the changes in the balance during the periods presented:

Three Months Ended June 30, 2016

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$5,225	$39,888	$7,442	$52,555
Additions during the period	275	—	380	655
Reductions:
Charge-offs	—	(410)	(212)	(622)
Transferred to OREO and other repossessed assets	—	(684)	—	(684)
Removal of TDR loan status (1)	—	(739)	—	(739)
Payments received, net	(92)	(1,365)	(73)	(1,530)
Balance at period end	$5,408	$36,690	$7,537	$49,635

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Three Months Ended June 30, 2015

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$6,457	$53,646	$7,115	$67,218
Additions during the period	—	169	1,148	1,317
Reductions:
Charge-offs	—	—	(7)	(7)
Transferred to OREO and other repossessed assets	—	(771)	(104)	(875)
Removal of TDR loan status (1)	(161)	(188)	—	(349)
Payments received, net	(92)	(4,406)	(30)	(4,528)
Balance at period end	$6,204	$48,450	$8,122	$62,776
Six Months Ended June 30, 2016

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$5,747	$38,707	$7,399	$51,853
Additions during the period	317	8,521	540	9,378
Reductions:
Charge-offs	(20)	(834)	(212)	(1,066)
Transferred to OREO and other repossessed assets	—	(684)	—	(684)
Removal of TDR loan status (1)	—	(5,156)	—	(5,156)
Payments received, net	(636)	(3,864)	(190)	(4,690)
Balance at period end	$5,408	$36,690	$7,537	$49,635
Six Months Ended June 30, 2015

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$7,576	$67,623	$7,076	$82,275
Additions during the period	—	169	1,442	1,611
Reductions:
Charge-offs	(397)	(1)	(40)	(438)
Transferred to OREO and other repossessed assets	(562)	(2,290)	(104)	(2,956)
Removal of TDR loan status (1)	(237)	(8,570)	—	(8,807)
Payments received, net	(176)	(8,481)	(252)	(8,909)
Balance at period end	$6,204	$48,450	$8,122	$62,776

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Each TDR was reviewed for impairment at June 30, 2016 and approximately $3.2 million of impairment was present and appropriately reserved for through the Company’s normal reserving methodology in the Company’s allowance for loan losses. For TDRs in which impairment is calculated by the present value of future cash flows, the Company records interest income representing the decrease in impairment resulting from the passage of time during the respective period, which differs from interest income from contractually required interest on these specific loans. For the three months ended June 30, 2016 and 2015, the Company recorded $135,000 and $94,000, respectively, in interest income representing this decrease in impairment. For the six months ended June 30, 2016 and 2015, the Company recorded $225,000 and $287,000, respectively, in interest income.

Other Real Estate Owned

The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of June 30, 2016, March 31, 2016 and June 30, 2015, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	June 30,	March 31,	June 30,
(Dollars in thousands)	2016	2016	2015
Balance at beginning of period	$41,002	$43,945	$42,257
Disposals/resolved	(6,591)	(6,766)	(6,075)
Transfers in at fair value, less costs to sell	1,309	3,291	6,412
Transfers in from covered OREO subsequent to loss share expiration	3,300	—	—
Additions from acquisition	—	1,064	—
Fair value adjustments	(957)	(532)	(514)
Balance at end of period	$38,063	$41,002	$42,080

	Period End
	June 30,	March 31,	June 30,
Balance by Property Type	2016	2016	2015
Residential real estate	$9,153	$11,006	$6,408
Residential real estate development	2,133	2,320	3,031
Commercial real estate	26,777	27,676	32,641
Total	$38,063	$41,002	$42,080

Covered Assets

In conjunction with FDIC-assisted transactions, the Company entered into loss share agreements with the FDIC. These agreements cover realized losses on loans, foreclosed real estate and certain other assets and require the Company to record loss share assets and liabilities that are measured separately from the loan portfolios because they are not contractually embedded in the loans and are not transferable with the loans should the Company choose to dispose of them. Fair values at the acquisition dates were estimated based on projected cash flows available for loss-share based on the credit adjustments estimated for each loan pool and the loss share percentages. The loss share assets and liabilities are also separately measured from the related loans and foreclosed real estate and recorded on the Consolidated Statements of Condition. Subsequent to the acquisition date, reimbursements received from the FDIC for actual incurred losses will reduce any loss share assets. Reductions to expected losses, to the extent such reductions to expected losses are the result of an improvement to the actual or expected cash flows from the covered assets, will also reduce any loss share asset and, if necessary, increase any loss share liability when necessary reductions exceed the current value of the loss share asset. The increases in cash flows for the purchased loans are recognized as interest income prospectively. In accordance with clawback provisions included in loss share agreements with the FDIC, the Company may be required to reimburse the FDIC when actual losses are less than certain thresholds established for each loss share agreement. The balance of these estimated reimbursements in accordance with clawback provisions and any related amortization are adjusted periodically for changes in the expected losses on covered assets. Estimated reimbursements from clawback provisions are recorded as a reduction to the loss share asset or, if necessary, an increase to the loss share liability on the Consolidated Statements of Condition. The allowance for loan losses for loans acquired in FDIC-assisted transactions is determined without giving consideration to the amounts recoverable through loss share agreements (since the loss share agreements are separately accounted for and thus presented “gross” on the balance sheet). On the Consolidated Statements of Income, the provision for credit losses is reported net of changes in the amount recoverable under the loss share agreements.

The following table provides a comparative analysis for the period end balances of covered assets and any changes in the allowance for covered loan losses. The Company expects covered assets and the allowance for covered loan losses to continue to decrease in periods without FDIC-assisted acquisitions.

	June 30,	March 31,	June 30,
(Dollars in thousands)	2016	2016	2015
Period End Balances:
Loans	$105,248	$138,848	$193,410
Other real estate owned	12,983	17,976	35,419
Other assets	238	296	686
FDIC Indemnification (liability) asset	(11,729)	(10,029)	3,429
Total net covered assets	$106,740	$147,091	$232,944
Allowance for Covered Loan Losses Rollforward:
Balance at beginning of quarter:	$2,507	$3,026	$1,878
Provision for covered loan losses before benefit attributable to FDIC loss share agreements	(702)	(1,946)	(1,094)
Benefit attributable to FDIC loss share agreements	562	1,557	875
Net provision for covered loan losses	(140)	(389)	(219)
Increase/decrease in FDIC indemnification liability/asset	(562)	(1,557)	(875)
Loans charged-off	(143)	(230)	(140)
Recoveries of loans charged-off	750	1,657	1,571
Net recoveries	607	1,427	1,431
Balance at end of quarter	$2,412	$2,507	$2,215

Changes in Accretable Yield

The excess of cash flows expected to be collected over the carrying value of loans accounted for under ASC 310-30 is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the pool of loans. The accretable yield is affected by:

•
Changes in interest rate indices for variable rate loans accounted for under ASC 310-30 – Expected future cash flows are based on the variable rates in effect at the time of the regular evaluations of cash flows expected to be collected;

•
Changes in prepayment assumptions – Prepayments affect the estimated life of loans accounted for under ASC 310-30 which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life – Updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The following table provides activity for the accretable yield of loans accounted for under ASC 310-30.

	Three Months Ended
	June 30,	June 30,
(Dollars in thousands)	2016	2015
Accretable yield, beginning balance	$59,218	$70,198
Acquisitions	125	—
Accretable yield amortized to interest income	(5,199)	(6,315)
Accretable yield amortized to indemnification asset/liability (1)	(1,624)	(4,089)
Reclassification from non-accretable difference(2)	2,536	1,753
Increases in interest cash flows due to payments and changes in interest rates	574	2,096
Accretable yield, ending balance (3)	$55,630	$63,643

	Six Months Ended
	June 30,	June 30,
(Dollars in thousands)	2016	2015
Accretable yield, beginning balance	$63,902	$79,102
Acquisitions	1,266	898
Accretable yield amortized to interest income	(10,656)	(12,420)
Accretable yield amortized to indemnification asset/liability (1)	(3,795)	(7,665)
Reclassification from non-accretable difference(2)	6,729	2,856
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(1,816)	872
Accretable yield, ending balance (3)	$55,630	$63,643
(1) Represents the portion of the current period accreted yield, resulting from lower expected losses, applied to reduce the loss share indemnification asset.
(2) Reclassification is the result of subsequent increases in expected principal cash flows.
(3) As of June 30, 2016, the Company estimates that the remaining accretable yield balance to be amortized to the indemnification asset for the bank acquisitions is $3.3 million. The remainder of the accretable yield related to bank acquisitions is expected to be amortized to interest income.

Accretion to interest income accounted for under ASC 310-30 totaled $5.2 million and $6.3 million in the second quarter of 2016 and 2015, respectively. For the six months ended June 30, 2016 and 2015, the Company recorded accretion to interest income of
$10.7 million and $12.4 million, respectively. These amounts include accretion from both covered and non-covered loans, and are included together within interest and fees on loans in the Consolidated Statements of Income.

Items Impacting Comparative Financial Results:

Acquisitions

On March 31, 2016, the Company completed its acquisition of Generations Bancorp. Inc. ("Generations"). Generations was the parent company of Foundations Bank ("Foundations"). Through this transaction, the Company acquired Foundations' banking location in Pewaukee, Wisconsin, approximately $131 million in assets and approximately $100 million in deposits.

On July 24, 2015, the Company completed its acquisition of Community Financial Shares, Inc ("CFIS"). CFIS was the parent company of Community Bank - Wheaton/Glen Ellyn ("CBWGE"). Through this transaction, the Company acquired CBWGE's four banking locations in Wheaton and Glen Ellyn, Illinois, approximately $351 million in assets and approximately $290 million in deposits.

On July 17, 2015, the Company completed its acquisition of Suburban Illinois Bancorp, Inc. ("Suburban"). Suburban was the parent company of Suburban Bank & Trust Company ("SBT"). Through this transaction, the Company acquired SBT's ten banking locations in Chicago and its suburbs, approximately $495 million in assets and approximately $417 million in deposits.

On July 1, 2015, the Company, through its wholly-owned subsidiary Wintrust Bank, completed its acquisition of North Bank. Through this transaction, Wintrust Bank acquired two banking locations, $118 million in assets and approximately $101 million in deposits.

On January 16, 2015, the Company completed its acquisition of Delavan Bancshares, Inc. ("Delavan"). Delavan was the parent company of Community Bank CBD. Through this transaction, Town Bank acquired four banking locations, approximately $224 million in assets and approximately $170 million in deposits.

Announced Acquisitions

On July 6, 2016, the Company announced the signing of a definitive agreement to acquire First Community Financial Corporation ("FCFC"). FCFC is the parent company of First Community Bank, an Illinois state-chartered bank, which operates two banking locations in Elgin, Illinois. As of March 31, 2016, First Community Bank had approximately $178 million in assets, approximately $79 million in loans and approximately $155 million in deposits.

On June 27, 2016, the Company announced the signing of a definitive agreement to acquire approximately $581 million in performing loans and related relationships from an affiliate of GE Capital Franchise Finance. The loans are to franchise operators (primarily quick service restaurant concepts) in the Midwest and in the Western portion of the United States.

WINTRUST SUBSIDIARIES AND LOCATIONS
Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin. The banks also operate facilities in Illinois in Algonquin, Aurora, Bloomingdale, Buffalo Grove, Cary, Chicago, Clarendon Hills, Crete, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Oak Lawn, Orland Park, Palatine, Park Ridge, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Clinton, Darlington, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomenee Falls, Monroe, Pewaukee, Sharon, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.
Additionally, the Company operates various non-bank business units:

•	First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.

•	Wintrust Asset Finance which offers direct leasing opportunities.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2015 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
difficult economic conditions have adversely affected our company and the financial services industry in general and further deterioration in economic conditions may materially adversely affect our business, financial condition, results of operations and cash flows;

•	since our business is concentrated in the Chicago metropolitan and southern Wisconsin market areas, further declines in the economy of this region could adversely affect our business;

•	if our allowance for loan losses is not sufficient to absorb losses that may occur in our loan portfolio, our financial condition and liquidity could suffer;

•	a significant portion of our loan portfolio is comprised of commercial loans, the repayment of which is largely dependent upon the financial success and economic viability of the borrower;

•
a substantial portion of our loan portfolio is secured by real estate, in particular commercial real estate. Deterioration in the real estate markets could lead to additional losses, which could have a material adverse effect on our financial condition and results of operations;

•	any inaccurate assumptions in our analytical and forecasting models could cause us to miscalculate our projected revenue or losses, which could adversely affect our financial condition;

•	unanticipated changes in prevailing interest rates and the effects of changing regulation could adversely affect our net interest income, which is our largest source of income;

•	our liquidity position may be negatively impacted if economic conditions continue to suffer;

•	the financial services industry is very competitive, and if we are not able to compete effectively, we may lose market share and our business could suffer;

•
if we are unable to compete effectively, we will lose market share and income from deposits, loans and other products may be reduced. This could adversely affect our profitability and have a material adverse effect on our business, financial condition and results of operations;

•	if we are unable to continue to identify favorable acquisitions or successfully integrate our acquisitions, our growth may be limited and our results of operations could suffer;

•	our participation in FDIC-assisted acquisitions may present additional risks to our financial condition and results of operations;

•	an actual or perceived reduction in our financial strength may cause others to reduce or cease doing business with us, which could result in a decrease in our net interest income and fee revenues;

•	if our growth requires us to raise additional capital, that capital may not be available when it is needed or the cost of that capital may be very high;

•	disruption in the financial markets could result in lower fair values for our investment securities portfolio;

•	our controls and procedures may fail or be circumvented;

•	new lines of business and new products and services are essential to our ability to compete but may subject us to additional risks;

•	failures of our information technology systems may adversely affect our operations;

•	failures by or of our vendors may adversely affect our operations;

•	we issue debit cards, and debit card transactions pose a particular cybersecurity risk that is outside of our control;

•	we depend on the accuracy and completeness of information we receive about our customers and counterparties to make credit decisions;

•
if we are unable to attract and retain experienced and qualified personnel, our ability to provide high quality service will be diminished, we may lose key customer relationships, and our results of operations may suffer;

•	we are subject to environmental liability risk associated with lending activities;

•	we are subject to claims and legal actions which could negatively affect our results of operations or financial condition;

•
losses incurred in connection with actual or projected repurchases and indemnification payments related to mortgages that we have sold into the secondary market may exceed our financial statement reserves and we may be required to increase such reserves in the future. Increases to our reserves and losses incurred in connection with actual loan repurchases and indemnification payments could have a material adverse effect on our business, financial condition, results of operations or cash flows;

•	consumers may decide not to use banks to complete their financial transactions, which could adversely affect our business and results of operations;

•	we may be adversely impacted by the soundness of other financial institutions;

•	de novo operations often involve significant expenses and delayed returns and may negatively impact Wintrust's profitability;

•	we are subject to examinations and challenges by tax authorities, and changes in federal and state tax laws and changes in interpretation of existing laws can impact our financial results;

•	changes in accounting policies or accounting standards could materially adversely affect how we report our financial results and financial condition;

•	we are a bank holding company, and our sources of funds, including to pay dividends, are limited;

•	anti-takeover provisions could negatively impact our shareholders;

•	if we fail to meet our regulatory capital ratios, we may be forced to raise capital or sell assets;

•	if our credit rating is lowered, our financing costs could increase;

•	changes in the United States’ monetary policy may restrict our ability to conduct our business in a profitable manner;

•
legislative and regulatory actions taken now or in the future regarding the financial services industry may significantly increase our costs or limit our ability to conduct our business in a profitable manner;

•
financial reform legislation and increased regulatory rigor around mortgage-related issues may reduce our ability to market our products to consumers and may limit our ability to profitably operate our mortgage business;

•
federal, state and local consumer lending laws may restrict our ability to originate certain mortgage loans or increase our risk of liability with respect to such loans and could increase our cost of doing business;

•	regulatory initiatives regarding bank capital requirements may require heightened capital;

•	our FDIC insurance premiums may increase, which could negatively impact our results of operations;

•	non-compliance with the USA PATRIOT Act, Bank Secrecy Act or other laws and regulations could result in fines or sanctions;

•	our premium finance business may involve a higher risk of delinquency or collection than our other lending operations, and could expose us to losses;

•
widespread financial difficulties or credit downgrades among commercial and life insurance providers could lessen the value of the collateral securing our premium finance loans and impair the financial condition and liquidity of FIFC and FIFC Canada;

•	regulatory changes could significantly reduce loan volume and impair the financial condition of FIFC; and

•	our wealth management business in general, and WHI's brokerage operation, in particular, exposes us to certain risks associated with the securities industry.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY

The Company will hold a conference call at 1:00 p.m. (CT) Wednesday, July 20, 2016 regarding second quarter and year-to-date 2016 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #45959439. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s web site at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the second quarter and year-to-date 2016 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Selected Financial Condition Data (at end of period):
Total assets	$24,420,616	$23,488,168	$22,909,348	$22,035,216	$20,790,202
Total loans, excluding loans held-for-sale and covered loans	18,174,655	17,446,413	17,118,117	16,316,211	15,513,650
Total deposits	20,041,750	19,217,071	18,639,634	18,228,469	17,082,418
Junior subordinated debentures	253,566	253,566	268,566	268,566	249,493
Total shareholders’ equity	2,623,595	2,418,442	2,352,274	2,335,736	2,264,982
Selected Statements of Income Data:
Net interest income	175,270	171,509	167,206	165,540	156,892
Net revenue (1)	260,069	240,261	232,296	230,493	233,905
Net income	50,041	49,111	35,512	38,355	43,831
Net income per common share – Basic	$0.94	$0.94	$0.66	$0.71	$0.89
Net income per common share – Diluted	$0.90	$0.90	$0.64	$0.69	$0.85
Selected Financial Ratios and Other Data:
Performance Ratios:
Non-interest income to average assets	1.44%	1.21%	1.16%	1.19%	1.52%
Non-interest expense to average assets	2.89%	2.70%	2.98%	2.93%	3.06%
Net overhead ratio (3)	1.46%	1.49%	1.82%	1.74%	1.53%
Return on average assets	0.85%	0.86%	0.63%	0.70%	0.87%
Return on average common equity	8.43%	8.55%	6.03%	6.60%	8.38%
Return on average tangible common equity	11.12%	11.33%	8.12%	8.88%	10.86%
Average total assets	$23,754,755	$22,902,913	$22,225,112	$21,679,062	$20,246,614
Average total shareholders’ equity	2,465,732	2,389,770	2,347,545	2,310,511	2,156,128
Average loans to average deposits ratio (excluding loans held-for-sale, excluding covered loans)	92.4%	92.2%	90.2%	89.7%	90.3%
Average loans to average deposits ratio (excluding loans held-for-sale, including covered loans)	92.9	93.0	91.0	90.6	91.5
Common Share Data at end of period:
Market price per common share	$51.00	$44.34	$48.52	$53.43	$53.38
Book value per common share (2)	$45.96	$44.67	$43.42	$43.12	$42.24
Tangible common book value per share (2)	$36.12	$34.20	$33.17	$32.83	$33.02
Common shares outstanding	51,619,155	48,518,998	48,383,279	48,336,870	47,677,257
Other Data at end of period:(6)
Leverage Ratio(4)	9.2%	8.7%	9.1%	9.2%	9.8%
Tier 1 Capital to risk-weighted assets (4)	10.0%	9.6%	10.0%	10.3%	10.7%
Common equity Tier 1 capital to risk-weighted assets (4)	8.9%	8.4%	8.4%	8.6%	9.0%
Total capital to risk-weighted assets (4)	12.4%	12.1%	12.2%	12.6%	13.1%
Allowance for credit losses (5)	$115,426	$111,201	$106,349	$103,922	$101,088
Non-performing loans	88,119	89,499	84,057	85,976	76,554
Allowance for credit losses to total loans (5)	0.64%	0.64%	0.62%	0.64%	0.65%
Non-performing loans to total loans	0.48%	0.51%	0.49%	0.53%	0.49%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	153	153	152	160	147

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	Capital ratios for current quarter-end are estimated. As of January 1, 2015 capital ratios are calculated under the requirements of Basel III.

(5)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(6)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2016	2016	2015	2015	2015
Assets
Cash and due from banks	$267,551	$208,480	$271,454	$247,341	$248,094
Federal funds sold and securities purchased under resale agreements	4,024	3,820	4,341	3,314	4,115
Interest bearing deposits with banks	693,269	817,013	607,782	701,106	591,721
Available-for-sale securities, at fair value	637,663	770,983	1,716,388	2,214,281	2,162,061
Held-to-maturity securities, at amortized cost	992,211	911,715	884,826	—	—
Trading account securities	3,613	2,116	448	3,312	1,597
Federal Home Loan Bank and Federal Reserve Bank stock	121,319	113,222	101,581	90,308	89,818
Brokerage customer receivables	26,866	28,266	27,631	28,293	29,753
Mortgage loans held-for-sale	554,256	314,554	388,038	347,005	497,283
Loans, net of unearned income, excluding covered loans	18,174,655	17,446,413	17,118,117	16,316,211	15,513,650
Covered loans	105,248	138,848	148,673	168,609	193,410
Total loans	18,279,903	17,585,261	17,266,790	16,484,820	15,707,060
Allowance for loan losses	(114,356)	(110,171)	(105,400)	(102,996)	(100,204)
Allowance for covered loan losses	(2,412)	(2,507)	(3,026)	(2,918)	(2,215)
Net loans	18,163,135	17,472,583	17,158,364	16,378,906	15,604,641
Premises and equipment, net	595,792	591,608	592,256	587,348	571,498
Lease investments, net	103,749	89,337	63,170	29,111	13,447
FDIC indemnification asset	—	—	—	—	3,429
Accrued interest receivable and other assets	670,014	647,853	597,099	629,211	533,175
Trade date securities receivable	1,079,238	1,008,613	—	277,981	—
Goodwill	486,095	484,280	471,761	472,166	421,646
Other intangible assets	21,821	23,725	24,209	25,533	17,924
Total assets	$24,420,616	$23,488,168	$22,909,348	$22,035,216	$20,790,202
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$5,367,672	$5,205,410	$4,836,420	$4,705,994	$3,910,310
Interest bearing	14,674,078	14,011,661	13,803,214	13,522,475	13,172,108
Total deposits	20,041,750	19,217,071	18,639,634	18,228,469	17,082,418
Federal Home Loan Bank advances	588,055	799,482	853,431	443,955	435,721
Other borrowings	252,611	253,126	265,785	259,805	261,674
Subordinated notes	138,915	138,888	138,861	138,834	138,808
Junior subordinated debentures	253,566	253,566	268,566	268,566	249,493
Trade date securities payable	40,000	—	538	617	—
Accrued interest payable and other liabilities	482,124	407,593	390,259	359,234	357,106
Total liabilities	21,797,021	21,069,726	20,557,074	19,699,480	18,525,220
Shareholders’ Equity:
Preferred stock	251,257	251,257	251,287	251,312	251,312
Common stock	51,708	48,608	48,469	48,422	47,763
Surplus	1,350,751	1,194,750	1,190,988	1,187,407	1,159,052
Treasury stock	(4,145)	(4,145)	(3,973)	(3,964)	(3,964)
Retained earnings	1,008,464	967,882	928,211	901,652	872,690
Accumulated other comprehensive loss	(34,440)	(39,910)	(62,708)	(49,093)	(61,871)
Total shareholders’ equity	2,623,595	2,418,442	2,352,274	2,335,736	2,264,982
Total liabilities and shareholders’ equity	$24,420,616	$23,488,168	$22,909,348	$22,035,216	$20,790,202

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands, except per share data)	2016	2016	2015	2015	2015
Interest income
Interest and fees on loans	$178,530	$173,127	$169,501	$167,831	$159,823
Interest bearing deposits with banks	793	746	493	372	305
Federal funds sold and securities purchased under resale agreements	1	1	—	1	1
Investment securities	16,398	17,190	16,405	16,130	14,071
Trading account securities	14	11	25	19	51
Federal Home Loan Bank and Federal Reserve Bank stock	1,112	937	857	821	785
Brokerage customer receivables	216	219	206	205	205
Total interest income	197,064	192,231	187,487	185,379	175,241
Interest expense
Interest on deposits	13,594	12,781	12,617	12,436	11,996
Interest on Federal Home Loan Bank advances	2,984	2,886	2,684	2,458	1,812
Interest on other borrowings	1,086	1,058	1,007	1,045	787
Interest on subordinated notes	1,777	1,777	1,777	1,776	1,777
Interest on junior subordinated debentures	2,353	2,220	2,196	2,124	1,977
Total interest expense	21,794	20,722	20,281	19,839	18,349
Net interest income	175,270	171,509	167,206	165,540	156,892
Provision for credit losses	9,129	8,034	9,059	8,322	9,482
Net interest income after provision for credit losses	166,141	163,475	158,147	157,218	147,410
Non-interest income
Wealth management	18,852	18,320	18,634	18,243	18,476
Mortgage banking	36,807	21,735	23,317	27,887	36,007
Service charges on deposit accounts	7,726	7,406	7,210	7,403	6,474
Gains (losses) on investment securities, net	1,440	1,325	(79)	(98)	(24)
Fees from covered call options	4,649	1,712	3,629	2,810	4,565
Trading (losses) gains, net	(316)	(168)	205	(135)	160
Operating lease income, net	4,005	2,806	1,973	613	77
Other	11,636	15,616	10,201	8,230	11,278
Total non-interest income	84,799	68,752	65,090	64,953	77,013
Non-interest expense
Salaries and employee benefits	100,894	95,811	99,780	97,749	94,421
Equipment	9,307	8,767	8,799	8,456	7,855
Operating lease equipment depreciation	3,385	2,050	1,202	431	59
Occupancy, net	11,943	11,948	13,062	12,066	11,401
Data processing	7,138	6,519	7,284	8,127	6,081
Advertising and marketing	6,941	3,779	5,373	6,237	6,406
Professional fees	5,419	4,059	4,387	4,100	5,074
Amortization of other intangible assets	1,248	1,298	1,324	1,350	934
FDIC insurance	4,040	3,613	3,317	3,035	3,047
OREO expense, net	1,348	560	2,598	(367)	841
Other	19,306	15,326	19,703	18,790	18,178
Total non-interest expense	170,969	153,730	166,829	159,974	154,297
Income before taxes	79,971	78,497	56,408	62,197	70,126
Income tax expense	29,930	29,386	20,896	23,842	26,295
Net income	$50,041	$49,111	$35,512	$38,355	$43,831
Preferred stock dividends and discount accretion	3,628	3,628	3,629	4,079	1,580
Net income applicable to common shares	$46,413	$45,483	$31,883	$34,276	$42,251
Net income per common share - Basic	$0.94	$0.94	$0.66	$0.71	$0.89
Net income per common share - Diluted	$0.90	$0.90	$0.64	$0.69	$0.85
Cash dividends declared per common share	$0.12	$0.12	$0.11	$0.11	$0.11
Weighted average common shares outstanding	49,140	48,448	48,371	48,158	47,567
Dilutive potential common shares	3,965	3,820	4,005	4,049	4,156
Average common shares and dilutive common shares	53,105	52,268	52,376	52,207	51,723

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Balance:
Commercial	$5,144,533	$4,890,246	$4,713,909	$4,400,185	$4,330,344
Commercial real estate	5,848,334	5,737,959	5,529,289	5,307,566	4,850,590
Home equity	760,904	774,342	784,675	797,465	712,350
Residential real estate	653,664	626,043	607,451	571,743	503,015
Premium finance receivables - commercial	2,478,280	2,320,987	2,374,921	2,407,075	2,460,408
Premium finance receivables - life insurance	3,161,562	2,976,934	2,961,496	2,700,275	2,537,475
Consumer and other	127,378	119,902	146,376	131,902	119,468
Total loans, net of unearned income, excluding covered loans	$18,174,655	$17,446,413	$17,118,117	$16,316,211	$15,513,650
Covered loans	105,248	138,848	148,673	168,609	193,410
Total loans, net of unearned income	$18,279,903	$17,585,261	$17,266,790	$16,484,820	$15,707,060
Mix:
Commercial	28%	28%	27%	27%	27%
Commercial real estate	31	32	32	32	31
Home equity	4	4	5	5	5
Residential real estate	4	4	3	3	3
Premium finance receivables - commercial	14	13	14	15	16
Premium finance receivables - life insurance	17	17	17	16	16
Consumer and other	1	1	1	1	1
Total loans, net of unearned income, excluding covered loans	99%	99%	99%	99%	99%
Covered loans	1	1	1	1	1
Total loans, net of unearned income	100%	100%	100%	100%	100%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Balance:
Non-interest bearing	$5,367,672	$5,205,410	$4,836,420	$4,705,994	$3,910,310
NOW and interest bearing demand deposits	2,450,710	2,369,474	2,390,217	2,231,258	2,240,832
Wealth management deposits (1)	1,904,121	1,761,710	1,643,653	1,469,920	1,591,251
Money market	4,384,134	4,157,083	4,041,300	4,001,518	3,898,495
Savings	1,851,863	1,766,552	1,723,367	1,684,007	1,504,654
Time certificates of deposit	4,083,250	3,956,842	4,004,677	4,135,772	3,936,876
Total deposits	$20,041,750	$19,217,071	$18,639,634	$18,228,469	$17,082,418
Mix:
Non-interest bearing	27%	27%	26%	26%	23%
NOW and interest bearing demand deposits	12	12	13	12	13
Wealth management deposits (1)	10	9	9	8	9
Money market	22	22	22	22	23
Savings	9	9	9	9	9
Time certificates of deposit	20	21	21	23	23
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Net interest income - FTE	$176,733	$172,944	$168,515	$166,737	$158,034
Call option income	4,649	1,712	3,629	2,810	4,565
Net interest income including call option income	$181,382	$174,656	$172,144	$169,547	$162,599
Yield on earning assets	3.67%	3.71%	3.69%	3.73%	3.81%
Rate on interest-bearing liabilities	0.56	0.55	0.55	0.54	0.52
Rate spread	3.11%	3.16%	3.14%	3.19%	3.29%
Less: Fully tax-equivalent adjustment	(0.03)	(0.03)	(0.03)	(0.02)	(0.02)
Net free funds contribution	0.16	0.16	0.15	0.14	0.12
Net interest margin (GAAP-derived)	3.24%	3.29%	3.26%	3.31%	3.39%
Fully tax-equivalent adjustment	0.03	0.03	0.03	0.02	0.02
Net interest margin - FTE	3.27%	3.32%	3.29%	3.33%	3.41%
Call option income	0.09	0.03	0.07	0.06	0.10
Net interest margin - FTE, including call option income	3.36%	3.35%	3.36%	3.39%	3.51%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Six Months Ended June 30,	Years Ended December 31,
(Dollars in thousands)	2016	2015	2014	2013	2012
Net interest income - FTE	$349,677	$646,238	$601,744	$552,887	$521,463
Call option income	6,361	15,364	7,859	4,773	10,476
Net interest income including call option income	$356,038	$661,602	$609,603	$557,660	$531,939
Yield on earning assets	3.69%	3.76%	3.96%	4.01%	4.21%
Rate on interest-bearing liabilities	0.55	0.54	0.55	0.63	0.86
Rate spread	3.14%	3.22%	3.41%	3.38%	3.35%
Less: Fully tax-equivalent adjustment	(0.03)	(0.02)	(0.02)	(0.01)	(0.02)
Net free funds contribution	0.15	0.14	0.12	0.12	0.14
Net interest margin (GAAP-derived)	3.26%	3.34%	3.51%	3.49%	3.47%
Fully tax-equivalent adjustment	0.03	0.02	0.02	0.01	0.02
Net interest margin - FTE	3.29%	3.36%	3.53%	3.50%	3.49%
Call option income	0.06	0.08	0.05	0.03	0.07
Net interest margin - FTE, including call option income	3.35%	3.44%	3.58%	3.53%	3.56%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2016	2016	2015	2015	2015
Liquidity management assets	$3,413,113	$3,300,138	$3,245,393	$3,140,782	$2,709,176
Other earning assets	29,759	28,731	29,792	30,990	32,115
Loans, net of unearned income	18,204,552	17,508,593	16,889,922	16,509,001	15,632,875
Covered loans	109,533	141,351	154,846	174,768	202,663
Total earning assets	$21,756,957	$20,978,813	$20,319,953	$19,855,541	$18,576,829
Allowance for loan and covered loan losses	(116,984)	(112,028)	(109,448)	(106,091)	(101,211)
Cash and due from banks	272,935	259,343	260,593	251,289	236,242
Other assets	1,841,847	1,776,785	1,754,014	1,678,323	1,534,754
Total assets	$23,754,755	$22,902,913	$22,225,112	$21,679,062	$20,246,614
Interest-bearing deposits	$14,065,995	$13,717,333	$13,606,046	$13,489,651	$13,115,453
Federal Home Loan Bank advances	946,081	825,104	441,669	394,666	338,768
Other borrowings	248,233	257,384	269,738	272,549	193,367
Subordinated notes	138,898	138,870	138,852	138,825	138,799
Junior subordinated debentures	253,566	257,687	268,566	264,974	249,493
Total interest-bearing liabilities	$15,652,773	$15,196,378	$14,724,871	$14,560,665	$14,035,880
Non-interest bearing deposits	5,223,384	4,939,746	4,776,977	4,473,632	3,725,728
Other liabilities	412,866	377,019	375,719	334,254	328,878
Equity	2,465,732	2,389,770	2,347,545	2,310,511	2,156,128
Total liabilities and shareholders’ equity	$23,754,755	$22,902,913	$22,225,112	$21,679,062	$20,246,614
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015
Yield earned on:
Liquidity management assets	2.27%	2.41%	2.28%	2.29%	2.36%
Other earning assets	3.21	3.31	3.26	3.00	3.54
Loans, net of unearned income	3.92	3.94	3.95	3.98	4.03
Covered loans	5.44	5.72	4.79	5.91	6.30
Total earning assets	3.67%	3.71%	3.69%	3.73%	3.81%
Rate paid on:
Interest-bearing deposits	0.39%	0.37%	0.37%	0.37%	0.37%
Federal Home Loan Bank advances	1.27	1.41	2.41	2.47	2.15
Other borrowings	1.76	1.65	1.48	1.52	1.63
Subordinated notes	5.12	5.12	5.12	5.12	5.12
Junior subordinated debentures	3.67	3.41	3.20	3.14	3.13
Total interest-bearing liabilities	0.56%	0.55%	0.55%	0.54%	0.52%
Interest rate spread	3.11%	3.16%	3.14%	3.19%	3.29%
Less: Fully tax-equivalent adjustment	(0.03)	(0.03)	(0.03)	(0.02)	(0.02)
Net free funds/contribution	0.16	0.16	0.15	0.14	0.12
Net interest income/Net interest margin (GAAP)	3.24%	3.29%	3.26%	3.31%	3.39%
Fully tax-equivalent adjustment	0.03	0.03	0.03	0.02	0.02
Net interest income/Net interest margin - FTE	3.27%	3.32%	3.29%	3.33%	3.41%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2016	2016	2015	2015	2015
Brokerage	$6,302	$6,057	$6,850	$6,579	$6,750
Trust and asset management	12,550	12,263	11,784	11,664	11,726
Total wealth management	18,852	18,320	18,634	18,243	18,476
Mortgage banking	36,807	21,735	23,317	27,887	36,007
Service charges on deposit accounts	7,726	7,406	7,210	7,403	6,474
Gains (losses) on investment securities, net	1,440	1,325	(79)	(98)	(24)
Fees from covered call options	4,649	1,712	3,629	2,810	4,565
Trading (losses) gains, net	(316)	(168)	205	(135)	160
Operating lease income, net	4,005	2,806	1,973	613	77
Other:
Interest rate swap fees	1,835	4,438	2,343	2,606	2,347
BOLI	1,257	472	1,463	212	2,180
Administrative services	1,074	1,069	1,101	1,072	1,053
Gain on extinguishment of debt	—	4,305	—	—	—
Miscellaneous	7,470	5,332	5,294	4,340	5,698
Total other income	11,636	15,616	10,201	8,230	11,278
Total Non-Interest Income	$84,799	$68,752	$65,090	$64,953	$77,013
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2016	2016	2015	2015	2015
Salaries and employee benefits:
Salaries	$52,924	$50,282	$50,982	$53,028	$46,617
Commissions and incentive compensation	32,531	26,375	31,222	30,065	33,387
Benefits	15,439	19,154	17,576	14,686	14,417
Total salaries and employee benefits	100,894	95,811	99,780	97,749	94,421
Equipment	9,307	8,767	8,799	8,456	7,855
Operating lease equipment depreciation	3,385	2,050	1,202	431	59
Occupancy, net	11,943	11,948	13,062	12,066	11,401
Data processing	7,138	6,519	7,284	8,127	6,081
Advertising and marketing	6,941	3,779	5,373	6,237	6,406
Professional fees	5,419	4,059	4,387	4,100	5,074
Amortization of other intangible assets	1,248	1,298	1,324	1,350	934
FDIC insurance	4,040	3,613	3,317	3,035	3,047
OREO expense, net	1,348	560	2,598	(367)	841
Other:
Commissions - 3rd party brokers	1,324	1,310	1,321	1,364	1,403
Postage	2,038	1,302	1,892	1,927	1,578
Miscellaneous	15,944	12,714	16,490	15,499	15,197
Total other expense	19,306	15,326	19,703	18,790	18,178
Total Non-Interest Expense	$170,969	$153,730	$166,829	$159,974	$154,297

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Allowance for loan losses at beginning of period	$110,171	$105,400	$102,996	$100,204	$94,446
Provision for credit losses	9,269	8,423	9,196	8,665	9,701
Other adjustments	(134)	(78)	(243)	(153)	(93)
Reclassification (to) from allowance for unfunded lending-related commitments	(40)	(81)	13	(42)	4
Charge-offs:
Commercial	721	671	1,369	964	1,243
Commercial real estate	502	671	2,734	1,948	856
Home equity	2,046	1,052	680	1,116	1,847
Residential real estate	693	493	211	1,138	923
Premium finance receivables - commercial	1,911	2,480	2,676	1,595	1,526
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	224	107	179	116	115
Total charge-offs	6,097	5,474	7,849	6,877	6,510
Recoveries:
Commercial	121	629	315	462	285
Commercial real estate	296	369	491	213	1,824
Home equity	71	48	183	42	39
Residential real estate	31	112	55	136	16
Premium finance receivables - commercial	633	787	223	278	458
Premium finance receivables - life insurance	—	—	—	16	—
Consumer and other	35	36	20	52	34
Total recoveries	1,187	1,981	1,287	1,199	2,656
Net charge-offs	(4,910)	(3,493)	(6,562)	(5,678)	(3,854)
Allowance for loan losses at period end	$114,356	$110,171	$105,400	$102,996	$100,204
Allowance for unfunded lending-related commitments at period end	1,070	1,030	949	926	884
Allowance for credit losses at period end	$115,426	$111,201	$106,349	$103,922	$101,088
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.05%	0.00%	0.09%	0.05%	0.09%
Commercial real estate	0.01	0.02	0.16	0.13	(0.08)
Home equity	1.03	0.52	0.25	0.55	1.01
Residential real estate	0.26	0.17	0.07	0.42	0.39
Premium finance receivables - commercial	0.21	0.29	0.41	0.21	0.18
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.57	0.20	0.37	0.17	0.23
Total loans, net of unearned income, excluding covered loans	0.11%	0.08%	0.15%	0.14%	0.10%
Net charge-offs as a percentage of the provision for credit losses	52.97%	41.47%	71.35%	65.53%	39.73%
Loans at period-end	$18,174,655	$17,446,413	$17,118,117	$16,316,211	$15,513,650
Allowance for loan losses as a percentage of loans at period end	0.63%	0.63%	0.62%	0.63%	0.65%
Allowance for credit losses as a percentage of loans at period end	0.64%	0.64%	0.62%	0.64%	0.65%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Loans past due greater than 90 days and still accruing(1):
Commercial	$235	$338	$541	$—	$—
Commercial real estate	—	1,260	—	—	701
Home equity	—	—	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables - commercial	10,558	9,548	10,294	8,231	9,053
Premium finance receivables - life insurance	—	1,641	—	—	351
Consumer and other	163	180	150	140	110
Total loans past due greater than 90 days and still accruing	10,956	12,967	10,985	8,371	10,215
Non-accrual loans(2):
Commercial	16,801	12,373	12,712	12,018	5,394
Commercial real estate	24,415	26,996	26,645	28,617	23,183
Home equity	8,562	9,365	6,848	8,365	5,695
Residential real estate	12,413	11,964	12,043	14,557	16,631
Premium finance receivables - commercial	14,497	15,350	14,561	13,751	15,156
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	475	484	263	297	280
Total non-accrual loans	77,163	76,532	73,072	77,605	66,339
Total non-performing loans:
Commercial	17,036	12,711	13,253	12,018	5,394
Commercial real estate	24,415	28,256	26,645	28,617	23,884
Home equity	8,562	9,365	6,848	8,365	5,695
Residential real estate	12,413	11,964	12,043	14,557	16,631
Premium finance receivables - commercial	25,055	24,898	24,855	21,982	24,209
Premium finance receivables - life insurance	—	1,641	—	—	351
Consumer and other	638	664	413	437	390
Total non-performing loans	$88,119	$89,499	$84,057	$85,976	$76,554
Other real estate owned	22,154	24,022	26,849	29,053	33,044
Other real estate owned - from acquisitions	15,909	16,980	17,096	22,827	9,036
Other repossessed assets	420	171	174	193	231
Total non-performing assets	$126,602	$130,672	$128,176	$138,049	$118,865
TDRs performing under the contractual terms of the loan agreement	33,310	34,949	42,744	49,173	52,174
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.33%	0.26%	0.28%	0.27%	0.12%
Commercial real estate	0.42	0.49	0.48	0.54	0.49
Home equity	1.13	1.21	0.87	1.05	0.80
Residential real estate	1.90	1.91	1.98	2.55	3.31
Premium finance receivables - commercial	1.01	1.07	1.05	0.91	0.98
Premium finance receivables - life insurance	—	0.06	—	—	0.01
Consumer and other	0.50	0.55	0.28	0.33	0.33
Total loans, net of unearned income	0.48%	0.51%	0.49%	0.53%	0.49%
Total non-performing assets as a percentage of total assets	0.52%	0.56%	0.56%	0.63%	0.57%
Allowance for loan losses as a percentage of total non-performing loans	129.78%	123.10%	125.39%	119.79%	130.89%

(1)	As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.

(2)
Non-accrual loans included TDRs totaling $16.3 million, $17.6 million, $9.1 million, $10.1 million and $10.6 million as of June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015 and June 30, 2015, respectively.